Exhibit 4.2





          =================================================================



                                     BRUNO'S INC.


                                          To





                                       Trustee



                                      __________



                                      Indenture



                           Dated as of __________ __, 1995




                                      __________




          =================================================================

                                  TABLE OF CONTENTS
                                  -----------------

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                                     ARTICLE ONE

                           DEFINITIONS AND OTHER PROVISIONS
                                OF GENERAL APPLICATION  . . . . . . . .   1
               Section 1.01.  Definitions . . . . . . . . . . . . . . .   1
               Section 1.02.  Compliance Certificates and Opinions  . .  11
               Section 1.03.  Form of Documents Delivered to Trustee  .  11
               Section 1.04.  Notices, etc., to Trustee and Company . .  12
               Section 1.05.  Notice to Holders; Waiver . . . . . . . .  12
               Section 1.06.  Conflict with Trust Indenture Act . . . .  13
               Section 1.07.  Effect of Headings and Table of
                              Contents  . . . . . . . . . . . . . . . .  13
               Section 1.08.  Successors and Assigns  . . . . . . . . .  13
               Section 1.09.  Separability Clause . . . . . . . . . . .  13
               Section 1.10.  Benefits of Indenture . . . . . . . . . .  14
               Section 1.11.  Governing Law . . . . . . . . . . . . . .  14
               Section 1.12.  Legal Holidays  . . . . . . . . . . . . .  14
               Section 1.13.  No Security Interest Created  . . . . . .  14
               Section 1.14.  Liability Solely Corporate  . . . . . . .  14

                                     ARTICLE TWO

                                 DEBT SECURITY FORMS  . . . . . . . . .  15
               Section 2.01.  Forms Generally . . . . . . . . . . . . .  15
               Section 2.02.  Form of Trustee's Certificate of
                              Authentication  . . . . . . . . . . . . .  16
               Section 2.03.  Securities in Global Form . . . . . . . .  16

                                    ARTICLE THREE

                                 THE DEBT SECURITIES  . . . . . . . . .  16
               Section 3.01.  Amount Unlimited; Issuable in Series  . .  16
               Section 3.02.  Denominations . . . . . . . . . . . . . .  20
               Section 3.03.  Execution, Authentication, Delivery and
                              Dating  . . . . . . . . . . . . . . . . .  20
               Section 3.04. Temporary Debt Securities; Exchange of Temporary Global Notes for Definitive
                              Bearer Securities   . . . . . . . . . . .  22
               Section 3.05.  Registration, Transfer and Exchange . . .  27
               Section 3.06.  Mutilated, Destroyed, Lost and Stolen
                              Debt Securities   . . . . . . . . . . . .  29
               Section 3.07.  Payment of Interest; Interest Rights
                              Preserved   . . . . . . . . . . . . . . .  30
               Section 3.08.  Cancellation  . . . . . . . . . . . . . .  32
               Section 3.09.  Computation of Interest . . . . . . . . .  32
               Section 3.10.  Currency of Payments in Respect of
                              Debt    . . . . . . . . . . . . . . . . .  32
               Section 3.11.  Judgments . . . . . . . . . . . . . . . .  35
               Section 3.12.  Exchange Upon Default . . . . . . . . . .  36

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                                     ARTICLE FOUR

                              SATISFACTION AND DISCHARGE  . . . . . . .  36

               Section 4.01.  Satisfaction and Discharge of Indenture .  36
               Section 4.02.  Application of Trust Money  . . . . . . .  37

                                     ARTICLE FIVE

                                       REMEDIES . . . . . . . . . . . .  38
               Section 5.01.  Events of Default . . . . . . . . . . . .  38
               Section 5.02.  Acceleration of Maturity; Rescission and
                              Annulment   . . . . . . . . . . . . . . .  39
               Section 5.03.  Collection of Indebtedness and Suits for
                              Enforcement by Trustee  . . . . . . . . .  40
               Section 5.04.  Trustee May File Proofs of Claim  . . . .  41
               Section 5.05.  Trustee May Enforce Claims Without
                              Possession of Debt Securities.  . . . . .  41
               Section 5.06.  Application of Money Collected  . . . . .  42
               Section 5.07.  Limitation on Suits . . . . . . . . . . .  42
               Section 5.08.  Unconditional Right of Holders to
                              Receive Principal, Premium and
                              Interest.   . . . . . . . . . . . . . . .  43
               Section 5.09.  Restoration of Rights and Remedies  . . .  43
               Section 5.10.  Rights and Remedies Cumulative  . . . . .  43
               Section 5.11.  Delay or Omission Not Waiver  . . . . . .  43
               Section 5.12.  Control by Holders  . . . . . . . . . . .  43
               Section 5.13.  Waiver of Past Defaults . . . . . . . . .  44
               Section 5.14.  Undertaking for Costs . . . . . . . . . .  44
               Section 5.15.  Waiver of Stay or Extension Laws  . . . .  44

                                     ARTICLE SIX

                                     THE TRUSTEE  . . . . . . . . . . .  45
               Section 6.01.  Certain Duties and Responsibilities . . .  45
               Section 6.02.  Notice of Defaults  . . . . . . . . . . .  46
               Section 6.03.  Certain Rights of Trustee . . . . . . . .  46
               Section 6.04.  Not Responsible for Recitals or Issuance
                              of Debt Securities  . . . . . . . . . . .  47
               Section 6.05.  May Hold Debt Securities  . . . . . . . .  47
               Section 6.06.  Money Held in Trust . . . . . . . . . . .  48
               Section 6.07.  Compensation and Reimbursement  . . . . .  48
               Section 6.08.  Disqualification; Conflicting Interests .  48
               Section 6.09.  Corporate Trustee Required; Eligibility .  54
               Section 6.10.  Resignation and Removal; Appointment of
                              Successor   . . . . . . . . . . . . . . .  54
               Section 6.11.  Acceptance of Appointment by Successor  .  55
               Section 6.12.  Merger, Conversion, Consolidation or
                              Succession to Business  . . . . . . . . .  56
               Section 6.13.  Preferential Collection of Claims
                              Against Company   . . . . . . . . . . . .  56
               Section 6.14.  Appointment of Authenticating Agent . . .  59

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                                    ARTICLE SEVEN

                  HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY . .  61
               Section 7.01.  Company to Furnish Trustee Names and
                              Addresses of Holders  . . . . . . . . . .  61
               Section 7.02.  Preservation of Information;
                              Communication to Holders  . . . . . . . .  62
               Section 7.03.  Reports by Trustee  . . . . . . . . . . .  63
               Section 7.04.  Reports by Company  . . . . . . . . . . .  64

                                    ARTICLE EIGHT

                                CONCERNING THE HOLDERS  . . . . . . . .  65
               Section 8.01.  Acts of Holders . . . . . . . . . . . . .  65
               Section 8.02.  Proof of Ownership; Proof of Execution
                              of Instruments by Holder  . . . . . . . .  66
               Section 8.03.  Persons Deemed Owners . . . . . . . . . .  66
               Section 8.04.  Revocation of Consents; Future Holders
                              Bound   . . . . . . . . . . . . . . . . .  67

                                     ARTICLE NINE

                                  HOLDERS' MEETINGS . . . . . . . . . .  67
               Section 9.01.  Purposes of Meetings  . . . . . . . . . .  67
               Section 9.02.  Call of Meetings by Trustee . . . . . . .  68
               Section 9.03.  Call of Meetings by Company or Holders  .  68
               Section 9.04.  Qualifications for Voting . . . . . . . .  68
               Section 9.05.  Regulations . . . . . . . . . . . . . . .  68
               Section 9.06.  Voting  . . . . . . . . . . . . . . . . .  69
               Section 9.07.  No Delay of Rights by Meeting . . . . . .  69

                                     ARTICLE TEN

                 CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE .  69
               Section 10.01.  Company May Consolidate, etc., Only on
                              Certain Terms   . . . . . . . . . . . . .  69
               Section 10.02.  Successor Corporation Substituted  . . .  70

                                    ARTICLE ELEVEN

                               SUPPLEMENTAL INDENTURES  . . . . . . . .  70
               Section 11.01.  Supplemental Indentures Without Consent
                              of Holders  . . . . . . . . . . . . . . .  70
               Section 11.02.  Supplemental Indentures With Consent of
                              Holders   . . . . . . . . . . . . . . . .  72
               Section 11.03.  Execution of Supplemental Indentures . .  73
               Section 11.04.  Effect of Supplemental Indentures  . . .  73
               Section 11.05.  Conformity with Trust Indenture Act  . .  73
               Section 11.06.  Reference in Debt Securities to
                              Supplemental Indentures   . . . . . . . .  73
               Section 11.07.  Notice of Supplemental Indenture . . . .  73

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                                    ARTICLE TWELVE

                                      COVENANTS . . . . . . . . . . . .  74

               Section 12.01.  Payment of Principal, Premium and
                              Interest  . . . . . . . . . . . . . . . .  74
               Section 12.02.  Officer's Certificate as to Default  . .  74
               Section 12.03.  Maintenance of Office or Agency  . . . .  74
               Section 12.04.  Money for Debt Securities; Payments To
                              Be Held in Trust  . . . . . . . . . . . .  75
               Section 12.05.  Corporate Existence  . . . . . . . . . .  77
               Section 12.06.  Purchase of Debt Securities by Company .  77
               Section 12.07.  Waiver of Certain Covenants  . . . . . .  77

                                   ARTICLE THIRTEEN

                            REDEMPTION OF DEBT SECURITIES . . . . . . .  77

               Section 13.01. Applicability of Article  . . . . . . . .  77
               Section 13.02.  Election to Redeem; Notice to Trustee  .  77
               Section 13.03.  Selection by Trustee of Debt Securities
                              to Be Redeemed  . . . . . . . . . . . . .  78
               Section 13.04.  Notice of Redemption . . . . . . . . . .  78
               Section 13.05.  Deposit of Redemption Price  . . . . . .  79
               Section 13.06.  Debt Securities Payable on Redemption
                              Date  . . . . . . . . . . . . . . . . . .  79
               Section 13.07.  Debt Securities Redeemed in Part . . . .  80

                                   ARTICLE FOURTEEN

                                    SINKING FUNDS . . . . . . . . . . .  80

               Section 14.01.  Applicability of Article . . . . . . . .  80
               Section 14.02.  Satisfaction of Mandatory Sinking Fund
                              Payments with Debt Securities   . . . . .  81
               Section 14.03.  Redemption of Debt Securities for
                              Sinking Fund  . . . . . . . . . . . . . .  81

                                   ARTICLE FIFTEEN

                                      DEFEASANCE  . . . . . . . . . . .  83

               Section 15.01.  Applicability of Article . . . . . . . .  83
               Section 15.02.  Defeasance Upon Deposit of Moneys or
                              U.S. Government Obligations   . . . . . .  83
               Section 15.03.  Deposited Moneys and U.S. Government
                              Obligations to Be Held in Trust   . . . .  84
               Section 15.04.  Repayment to Company . . . . . . . . . .  85

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                                   ARTICLE SIXTEEN

                                    SUBORDINATION . . . . . . . . . . .  85

               Section 16.01.  Agreement to Subordinate . . . . . . . .  85
               Section 16.02.  Distribution on Dissolution  . . . . . .  85
               Section 16.03.  No Payment on Debt Securities in Event
                              of Default on Senior Indebtedness   . . .  87
               Section 16.04.  Payments on Debt Securities Permitted  .  87
               Section 16.05.  Authorization of Holders to Trustee to
                              Effect Subordination  . . . . . . . . . .  87
               Section 16.06.  Notices to Trustee . . . . . . . . . . .  87
               Section 16.07.  Trustee as Holder of Senior
                              Indebtedness  . . . . . . . . . . . . . .  88
               Section 16.08.  Modification of Terms of Senior
                              Indebtedness  . . . . . . . . . . . . . .  88
               Section 16.09.  Reliance on Judicial Order or
                              Certificate of Liquidation Agent  . . . .  89

                                  ARTICLE SEVENTEEN

                                      CONVERSION  . . . . . . . . . . .  89

               Section 17.01.  Applicability; Conversion Privilege  . .  89
               Section 17.02.  Conversion Procedure; Conversion Price;
                              Fractional Shares   . . . . . . . . . . .  89
               Section 17.03.  Adjustment of Conversion Price for Common
                              Stock
               Section 17.04.  Consolidation or Merger of the Company .  93
               Section 17.05.  Notice of Adjustment . . . . . . . . . .  94
               Section 17.06.  Notice in Certain Events . . . . . . . .  94
               Section 17.07.  Company to Reserve Stock; Registration;
                              Listing   . . . . . . . . . . . . . . . .  95
               Section 17.08.  Taxes on Conversion  . . . . . . . . . .  95
               Section 17.09   Conversion After Record Date . . . . . .  95
               Section 17.10.  Company Determination Final  . . . . . .  96
               Section 17.11   Trustee's Disclaimer . . . . . . . . . .  96

              Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of _________ __, 1995

            Trust Indenture Act Section                     Indenture Section

            Sec. 310 (a)(1)  . . . . . . . . . . . .   6.09
                     (a)(2)  . . . . . . . . . . . .   6.09
                     (a)(3)  . . . . . . . . . . . .   Not Applicable
                     (a)(4)  . . . . . . . . . . . .   Not Applicable
                     (a)(5)  . . . . . . . . . . . .   6.09
                     (b)   . . . . . . . . . . . . .   6.08, 6.10
                     (c)   . . . . . . . . . . . . .   Not Applicable
            Sec. 311 (a)   . . . . . . . . . . . . .   6.13(a)
                     (b)   . . . . . . . . . . . . .   6.13(b)
                     (c)   . . . . . . . . . . . . .   Not Applicable
            Sec. 312 (a)   . . . . . . . . . . . . .   7.01, 7.02(a)
                     (b)   . . . . . . . . . . . . .   7.02(b)
                     (c)   . . . . . . . . . . . . .   7.02(c)
            Sec. 313 (a)   . . . . . . . . . . . . .   7.03(a)
                     (b)   . . . . . . . . . . . . .   7.03(b)
                     (c)   . . . . . . . . . . . . .   7.03(a),
                                                       7.03(c)
                     (d)   . . . . . . . . . . . . .   7.03(d)
            Sec. 314 (a)   . . . . . . . . . . . . .   7.04, 12.02
                     (b)   . . . . . . . . . . . . .   Not Applicable
                     (c)(1)  . . . . . . . . . . . .   1.02
                     (c)(2)  . . . . . . . . . . . .   1.02
                     (c)(3)  . . . . . . . . . . . .   Not Applicable
                     (d)   . . . . . . . . . . . . .   Not Applicable
                     (e)   . . . . . . . . . . . . .   1.02
            Sec. 315 (a)   . . . . . . . . . . . . .   6.01(a),
                                                       6.01(c)
                     (b)   . . . . . . . . . . . . .   6.02,
                                                       7.03(a)(7)
                     (c)   . . . . . . . . . . . . .   6.01(b)
                     (d)(1)  . . . . . . . . . . . .   6.01(a)
                     (d)(2)  . . . . . . . . . . . .   6.01(c)(2)
                     (d)(3)  . . . . . . . . . . . .   6.01(c)(3)
                     (e)   . . . . . . . . . . . . .   5.14
            Sec. 316 (a)(1)(A)   . . . . . . . . . .   5.02, 5.12
                     (a)(1)(B)   . . . . . . . . . .   5.13
                     (a)(2)  . . . . . . . . . . . .   Not Applicable
                     (b)   . . . . . . . . . . . . .   5.08
                     (c)   . . . . . . . . . . . . .   Not Applicable

            Sec. 317 (a)(1)  . . . . . . . . . . . .   5.03
                     (a)(2)  . . . . . . . . . . . .   5.04
                     (b)   . . . . . . . . . . . . .   12.04
            Sec. 318   . . . . . . . . . . . . . . .   1.06
            _______________
            Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                    INDENTURE dated as of _______ __, 1995, between BRUNO'S INC., a Delaware corporation (hereinafter called the "Company"), having its principal executive office at 800 Lakeshore Parkway,
          Birmingham, Alabama 35211 and                  (hereinafter
                                        ----------------
          called the "Trustee"), having its Corporate Trust Office at
                                                                      ------
                                                                    .
          ----------------------------------------------------------


                               RECITALS OF THE COMPANY

                    The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured and subordinated debentures, notes, bonds or other evidences of indebtedness (herein generally called the "Debt Securities"), to be issued in one or more series, as in this Indenture provided.

                    All things necessary have been done to make this Indenture a valid agreement of the Company, in accordance with its terms.

                    NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                    For and in consideration of the premises and the purchase of Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Debt Securities or of Debt Securities of any series, as follows:


                                     ARTICLE ONE

                           DEFINITIONS AND OTHER PROVISIONS
                                OF GENERAL APPLICATION

                    Section 1.01.  Definitions.
                                   -----------

                    For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                    (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                    (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                    (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles or as provided with respect to any series of Debt Securities, and, except as otherwise herein provided or as provided with respect to any series of Debt Securities, the term "generally accepted accounting principles" or "GAAP" with respect to any computation required or permitted hereunder with respect to any series of Debt Securities, shall mean such as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession which are in effect as of the issuance date of such series of Debt Securities; and

                    (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          Certain terms, used principally in Article Three or Article Six, are defined in those respective Articles.

                    "Act" when used with respect to any Holder, has
               the meaning specified in Section 8.01.

                    "Affiliate" of any specified Person means any
               other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes
               of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, provided,
                                                      --------
               however, that beneficial ownership of 10% or more of
               -------
               the voting securities of a Person shall be deemed to be control.

                    "Affiliated Corporation" means any corporation
               which is controlled by the Company but which is not a Subsidiary of the Company pursuant to the definition of the term "Subsidiary."

                    "Authenticating Agent" has the meaning specified
               in Section 6.14.

                    "Authorized Newspaper" means a newspaper in an
               official language of the country of publication customarily published at least once a day, and customarily published for at least five days in each calendar week, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day in such city.

                    "Bearer Security" means any Debt Security (with or
               without Coupons), in the form established pursuant to
               Section 2.01, which is payable to bearer (including any Global Note payable to bearer) and title to which passes by delivery only, but does not include any Coupons.

                    "Board of Directors" means either the board of
               directors of the Company, or any committee of that board duly authorized to act hereunder or any director or directors and/or officer or officers of the Company to whom that board or committee shall have delegated its authority.

                    "Board Resolution" means a copy of a resolution
               certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                    "Business Day" when used with respect to any Place
               of Payment or any other particular location referred to in this Indenture or in the Debt Securities means any day which is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in that Place of Payment or other location are authorized or obligated by law to close, except as otherwise specified pursuant to Section 3.01.

                    "CEDEL" means Cedel S.A.

                    "Closing Price" of the Common Stock shall mean the
               last reported sale price of such stock (regular way) as shown on the Composite Tape of the New York Stock Exchange (or, if such stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such stock is listed or admitted to trading), or, in case no such sale takes place on such day, the average of the closing bid and asked prices on the New York Stock Exchange (or, if such stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such stock is listed or admitted to trading), or, if it is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ), or if such stock is not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc., selected from time to time by the Company for that purpose.


                    "Code" means the Internal Revenue Code of 1986, as
               amended.

                    "Commission" means the Securities and Exchange
               Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

                    "Common Stock" shall mean the class of Common Stock,
               par value $.01 per share, of the Company authorized at the date of this Indenture as originally signed, or any other class of stock resulting from successive changes or reclassifications of such Common Stock, and in any such case including any shares thereof authorized after the date of this Indenture, and any other shares of stock of the Company which do not have any priority in the payment of dividends or upon liquidation over any other class of stock.

                    "Company" means the Person named as the "Company"
               in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

                    "Company Request" and "Company Order" mean,
               respectively, a written request or order signed in the name of the Company by the Chairman, a Vice Chairman, the President, the Chief Financial Officer or a Vice President and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

                    "Component Currency" has the meaning specified in
               Section 3.10(i).

                    "Conversion Agent" means any Person authorized by
               the Company to receive Debt Securities to be converted into Common Stock on behalf of the Company. The Company initially authorizes the Trustee to act as Conversion Agent for the Debt Securities on its behalf. The Company may at any time from time to time authorize one or more Persons to act as Conversion Agent in addition to or in place of the Trustee with respect to any series of Debt Securities issued under this Indenture.

                    "Conversion Date" has the meaning specified in
               Section 3.10(e).

                    "Conversion Event" means the cessation of (i) a
               Foreign Currency to be used both by the government of the country which issued such Currency and for the settlement of transactions by public institutions of or within the international banking community, (ii) the ECU to be used both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or
               (iii) any Currency unit other than the ECU to be used for the purposes for which it was established.

                    "Conversion Price" means, with respect to any
               series of Debt Securities which are convertible into Common Stock, the price per share of Common Stock at which the Debt Securities of such series are so convertible pursuant to Section 3.01 with respect to such series, as the same may be adjusted from time to time in accordance with Section 17.03.

                    "Corporate Trust Office" means the principal
               corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this instrument is located at
                                             --------------------------
                                                           .
               --------------------------------------------

                    "Corporation" includes corporations, associations,
               companies and business trusts.

                    "Coupon" means any interest coupon appertaining to
               any Debt Security.

                    "Coupon Security" means any Bearer Security
               authenticated and delivered with one or more Coupons appertaining thereto.

                    "Currency" means Dollars or Foreign Currency.

                    "Currency Determination Agent" means the New York
               Clearing House bank, if any, from time to time selected by the Trustee for purposes of Section 3.10; provided
                                                            --------
               that such agent shall accept such appointment in writing and the terms of such appointment shall be acceptable to the Company and shall, in the opinion of the Company and the Trustee at the time of such appointment, require such agent to make the determinations required by this Indenture by a method consistent with the method provided in this Indenture for the making of such decision or determination.

                    "Current Market Price" on any date shall mean the
               average of the daily Closing Prices per share of Common Stock for any thirty (30) consecutive Trading Days selected by the Company prior to the date in question, which thirty
               (30) consecutive Trading Day period shall not commence more than forty-five (45) Trading Days prior to the day in question; provided that with respect to Section 17.03(3), the "Current Market Price" of the Common Stock shall mean the average of the daily Closing Prices per share of Common Stock for the five (5) consecutive Trading Days ending on the date of the distribution referred to in Section 17.03(3) (or if such date shall not be a Trading Day, on the Trading Day immediately preceding such date).

                    "Debt Securities" has the meaning stated in the
               first recital of this Indenture and more particularly means any Debt Securities (including any Global Notes) authenticated and delivered under this Indenture.

                    "Defaulted Interest" has the meaning specified in
               Section 3.07.

                    "Discharged" has the meaning specified in Section
               15.02.

                    "Discount Security" means any Debt Security which
               is issued with "original issue discount" within the meaning of Section 1273(a) of the Code (or any successor provision) and the regulations thereunder.

                    "Dollar" or "$" means a dollar or other equivalent
               unit in such coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

                    "Dollar Equivalent of the Currency Unit" has the
               meaning specified in Section 3.10(h).

                    "Dollar Equivalent of the Foreign Currency" has
               the meaning specified in Section 3.10(g).

                    "ECU" means the European Currency Unit as defined
               and revised from time to time by the Council of the European Communities.

                    "Election Date" has the meaning specified in
               Section 3.10(i).

                    "Euro-clear Operator" means Morgan Guaranty Trust
               Company of New York, Brussels office, or its successor as operator of the Euro-clear System.

                    "European Communities" means the European Economic
               Community, the European Coal and Steel Community and the European Atomic Energy Community.

                    "European Monetary System" means the European
               Monetary System established by the Resolution of December 5, 1978 of the Council of the European
               Communities.

                    "Event of Default" has the meaning specified in Section
               5.01.

                    "Exchange Rate Officer's Certificate" means a
               telex or a certificate setting forth (i) the applicable Market Exchange Rate and (ii) the Dollar, Foreign
               Currency or Currency unit amounts of principal, premium, if any, and any interest respectively (on an aggregate basis and on the basis of a Debt Security having the lowest denomination principal amount determined in accordance with Section 3.02 in the relevant Currency or Currency unit), payable on the basis of such Market Exchange Rate sent (in the case of a telex) or signed (in the case of a certificate) by the Treasurer or any Assistant Treasurer of the Company.

                    "Fixed Rate Security" means a Debt Security which
               provides for the payment of interest at a fixed rate.

                    "Floating Rate Security" means a Debt Security
               which provides for the payment of interest at a variable rate determined periodically by reference to an interest rate index or any other index specified pursuant to Section 3.01.

                    "Foreign Currency" means a currency issued by the
               government of any country other than the United States or a composite currency or currency unit the value of which is determined by reference to the values of the currencies of any group of countries.

                    "Global Note" means a Registered or Bearer
               Security evidencing all or part of a series of Debt Securities, including, without limitation, any temporary or permanent Global Note.

                    "Holder" means, with respect to a Registered
               Security, the Registered Holder, and with respect to a Bearer Security or a Coupon, the bearer thereof.

                    "Indenture" means this instrument as originally
               executed, or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, unless the context otherwise requires, shall include the terms of a particular series of Debt Securities as established pursuant to Section 3.01.

                    The term "interest," when used with respect to a
               Discount Security which by its terms bears interest only on a certain date, means interest payable after such date, and, when used with respect to a Bearer Security, includes any additional amounts payable on such Bearer Security, if so provided pursuant to Section 3.01.

                    "Interest Payment Date" with respect to any Debt
               Security means the Stated Maturity of an installment of interest on such Debt Security.

                    "Market Exchange Rate" means (i) for any
               conversion involving a Currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant Currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 3.01 for the securities of the relevant series, (ii) for any conversion of Dollars into any Foreign Currency, the noon (New York City time) buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve
               Bank of New York and (iii) for any conversion of one
               Foreign Currency into Dollars or another Foreign
               Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Foreign Currency from which conversion is being made from major banks located in either New York City, London or any other principal market for Dollars or such purchased Foreign Currency. In the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i), (ii) and (iii) the Currency Determination Agent, if any, or if there shall not be a Currency Determination Agent, then the Trustee, shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City, London or other principal market for such Currency or Currency unit in question, or such other quotations as the Currency Determination Agent or the Trustee, as the case may be, shall deem appropriate. Unless otherwise specified by the Currency Determination Agent, if any, or if there shall not be a Currency Determination Agent, then by the Trustee, if there is more than one market for dealing in any Currency or Currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such Currency or Currency unit shall be that upon which a nonresident issuer of securities designated in such Currency or Currency unit would purchase such Currency or Currency unit in order to make payments in respect of such securities.

                    "Maturity" when used with respect to any Debt
               Security means the date on which the principal of such Debt Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repayment or repurchase at the option of the Holder thereof or otherwise.

                    "Officers' Certificate" means a certificate signed
               by the Chairman, a Vice Chairman, the President, the Chief Financial Officer or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

                    "Opinion of Counsel" means a written opinion of
               counsel, who may be counsel to the Company (including an employee of the Company) and who shall be satisfactory to the Trustee, which is delivered to the Trustee.

                    "Outstanding" when used with respect to Debt
               Securities, means, as of the date of determination, all Debt Securities theretofore authenticated and delivered under this Indenture, except:

                    (i) Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                   (ii) Debt Securities for whose redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debt Securities and any Coupons thereto pertaining; provided, however, that if such Debt Securities
                           --------  -------
               are to be redeemed notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made and the date for such redemption has passed; and

                    (iii)  Debt Securities which have been paid pursuant to
               Section 3.06 or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to this Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands such Debt Securities are valid obligations of the Company; provided, however, that in determining whether the
                        --------  -------
               Holders of the requisite principal amount of Debt Securities Outstanding have performed any Act hereunder, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding (provided, that in connection with any offer by the Company or any obligor to purchase Debt Securities, Debt Securities rendered by a Holder shall be Outstanding until the date of purchase), except that, in determining whether the Trustee shall be protected in relying upon any such Act, only Debt Securities which the Trustee knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor. In determining whether the Holders of the requisite principal amount of Outstanding Debt Securities have performed any Act hereunder, the principal amount of a Discount Security that shall be deemed to be Outstanding for such purpose shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 and the principal amount of a Debt Security denominated in a Foreign Currency that shall be deemed to be Outstanding for such purpose shall be the amount calculated pursuant to Section 3.10(k).

                    "Overdue Rate" when used with respect to any
               series of the Debt Securities, means the rate designated as such in or pursuant to the Board
               Resolution or the supplemental indenture, as the case may be, relating to such series as contemplated by
               Section 3.01.

                    "Paying Agent" means any Person authorized by the
               Company to pay the principal of (and premium, if any) or interest on any Debt Securities on behalf of the Company.

                    "permanent Global Note" shall have the meaning
               given such term in Section 3.04(b).

                    "Person" means any individual, corporation,
               partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

                    "Place of Payment" when used with respect to the
               Debt Securities of any series means the place or places where the principal of (and premium, if any) and interest on the Debt Securities of that series are payable as specified pursuant to Section 3.01.

                    "Predecessor Security" of any particular Debt
               Security means every previous Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Debt Security; and, for the purposes of this definition, any Debt Security authenticated and delivered under Section 3.06 in lieu of a mutilated, lost, destroyed or stolen Debt Security or a Debt Security to which a mutilated, lost, destroyed or stolen Coupon appertains shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Debt Security or the Debt Security to which the mutilated, lost, destroyed or stolen Coupon appertains, as the case may be.

                    "Redemption Date" means the date fixed for
               redemption of any Debt Security pursuant to this Indenture which, in the case of a Floating Rate Security, unless otherwise specified pursuant to
               Section 3.01, shall be an Interest Payment Date only.

                    "Redemption Price" means, in the case of a
               Discount Security, the amount of the principal thereof that would be due and payable as of the Redemption Date upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, and in the case of any other Debt Security, the principal amount thereof, plus, in each case, premium, if any, and accrued and unpaid interest, if any, to the Redemption Date.

                    "Registered Holder" means the Person in whose name
               a Registered Security is registered in the Security
               Register.

                    "Registered Security" means any Debt Security in
               the form established pursuant to Section 2.01 which is registered as to principal and interest in the Security Register.

                    "Regular Record Date" for the interest payable on
               the Registered Securities of any series on any Interest Payment Date means the date specified for the purpose pursuant to Section 3.01 for such Interest Payment Date.

                    "Responsible Officer" when used with respect to
               the Trustee means any vice president, the secretary, any assistant secretary or any assistant vice president or any other officer of the Trustee customarily per-forming functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                    "Security Register" and "Security Registrar" have
               the respective meanings specified in Section 3.05(a).

                    "Senior Indebtedness" means the principal of (and
               premium, if any) and unpaid interest on
               (i) Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed (other than the Indebtedness evidenced by the Debt Securities of any series), unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such Indebtedness is not senior or prior in right of payment to the Debt Securities, and (ii) renewals, extensions, modifications and refundings of any such Indebtedness.

                    "Special Record Date" for the payment of any
               Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

                    "Specified Amount" has the meaning specified in
               Section 3.10(i).

                    "Stated Maturity" when used with respect to any
               Debt Security or any installment of principal thereof or premium thereon or interest thereon means the date specified in such Debt Security or the Coupon, if any, representing such installment of interest, as the date on which the principal of such Debt Security or such installment of principal, premium or interest is due and payable.

                    "Subsidiary" means, with respect to any Person,
               (i) any corporation, association, or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership of which more than 50% of the partnership's capital accounts, distribution rights or general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                    "temporary Global Note" shall have the meaning
               given such term in Section 3.04(b).

                    "Trading Day" shall mean, with respect to the
               Common Stock, so long as the Common Stock is listed or admitted to trading on the New York Stock Exchange, a day on which the New York Stock Exchange is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction of business, or, if the Common Stock is not so listed or admitted for trading on any national securities exchange, a day on which NASDAQ is open for the transaction of business.

                    "Trustee" means the Person named as the "Trustee"
               in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Debt Securities of any series shall mean the Trustee with respect to Debt Securities of such series.

                    "Trust Indenture Act" means the Trust Indenture
               Act of 1939 as amended and as in force at the date as of which this instrument was executed, except as provided in Section 11.05.

                    "United States" means the United States of America
               (including the States and the District of Columbia), and its possessions, which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

                    "U.S. Depositary" means a clearing agency
               registered under the Securities Exchange Act of 1934, as amended, or any successor thereto, which shall in either case be designated by the Company pursuant to
               Section 3.01 until a successor U.S. Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "U.S. Depositary" shall mean or include each Person who is then a U.S.

               Depositary hereunder, and if at any time there is more than one such Person, "U.S. Depositary" as used with respect to the Debt Securities of any series shall mean the U.S. Depositary with respect to the Debt Securities of that series.

                    "U.S. Government Obligations" has the meaning
               specified in Section 15.02.

                    "U.S. Person" means a citizen or resident of the
               United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

                    "Valuation Date" has the meaning specified in
               Section 3.10(d).

                    "Vice President" includes with respect to the
               Company and the Trustee, any Vice President of the Company or the Trustee, as the case may be, whether or not designated by a number or word or words added before or after the title "Vice President."

                    Section 1.02.  Compliance Certificates and Opinions.
                                   ------------------------------------

                    Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                    Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 12.02) shall include:

                    (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                    (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                    Section 1.03.  Form of Documents Delivered to Trustee.
                                   --------------------------------------

                    In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                    Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                    Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                    Section 1.04.  Notices, etc., to Trustee and Company.
                                   -------------------------------------

                    Any Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                    (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Department, or

                    (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or airmail postage prepaid if sent from outside the United States, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, to the attention of its Treasurer, or at any other address previously furnished in writing to the Trustee by the Company.

                    Any such Act or other document shall be in the English language, except that any published notice may be in an official language of the country of publication.

                    Section 1.05.  Notice to Holders; Waiver.
                                   -------------------------

                    When this Indenture provides for notice to Holders of any event, (1) such notice shall be sufficiently given to Registered Holders (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to such Registered Holders as their names and addresses appear in the Security Register, within the time prescribed, and (2) such notice shall be sufficiently given to Holders of Bearer Securities or Coupons (unless otherwise herein expressly provided) if published at least twice in an Authorized Newspaper or Newspapers in The City of New York and, if Debt Securities of such series are then listed on The Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, in a daily newspaper in London or Luxembourg or in such other city or cities specified pursuant to Section 3.01 or in any Debt Security on Business Days, the first such publication to be not earlier than the earliest date and not later than two Business Days prior to the latest date prescribed for the giving of such notice; provided, however, that, in any case, any notice to
                  --------  -------
          Holders of Floating Rate Securities regarding the determination of a periodic rate of interest, if such notice is required pursuant to Section 3.01, shall be sufficiently given if given in the manner specified pursuant to Section 3.01.

                    In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

                    In the event of suspension of publication of any Authorized Newspapers or by reason of any other cause it shall be impracticable to give notice by publication, such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

                    Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. In any case where notice to Holders is given by publication, any defect in any notice so published as to any particular Holder shall not affect the sufficiency of such notice with respect to other Holders, and any notice which is published in the manner herein provided shall be conclusively presumed to have been duly given.

                    Section 1.06.  Conflict with Trust Indenture Act.
                                   ---------------------------------

                    If any provision hereof limits, qualifies or conflicts with the duties imposed on any person by the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

                    Section 1.07.  Effect of Headings and Table of
                                   -------------------------------
          Contents.
          --------

                    The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

                    Section 1.08.  Successors and Assigns.
                                   ----------------------

                    All covenants and agreements in this Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

                    Section 1.09.  Separability Clause.
                                   -------------------

                    In case any provision in this Indenture or in the Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                    Section 1.10.  Benefits of Indenture.
                                   ---------------------

                    Nothing in this Indenture or in the Debt Securities, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                    Section 1.11.  Governing Law.
                                   -------------

                    This Indenture, the Debt Securities and the Coupons shall be deemed to be contracts made and to be performed entirely in the State of New York, and for all purposes shall be governed by and construed in accordance with the internal laws of said State without regard to the conflicts of law rules of said State.

                    Section 1.12.  Legal Holidays.
                                   --------------

                    Unless otherwise specified pursuant to Section 3.01 or in any Debt Security, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Debt Security of any series shall not be a Business Day at any Place of Payment for the Debt Securities of that series, then (notwithstanding any other provision of this Indenture or of the Debt Securities or Coupons) payment of principal (and premium, if any) or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day if such payment is made or duly provided for on such Business Day.

                    Section 1.13.  No Security Interest Created.
                                   ----------------------------

                    Nothing in this Indenture or in the Debt Securities or Coupons, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of the Company or its Subsidiaries is or may be located.

                    Section 1.14.  Liability Solely Corporate.
                                   --------------------------

                    No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on any Debt Securities or Coupons, or any part thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, or against any stockholder, officer or director, as such, past, present or future, of the Company (or any incorporator, stockholder, officer or director of any predecessor or successor corporation), either directly or through the Company (or any such predecessor or successor corporation), whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Debt Securities and Coupons are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any such incorporator, stockholder, officer or director, past, present or future, of the Company (or any incorporator, stockholder, officer or director of any such predecessor or successor corporation), either directly or indirectly through the Company or any such predecessor or successor corporation, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Debt Securities or Coupons or to be implied herefrom or therefrom; and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of Debt Securities; provided, however, that nothing herein
                                    --------  -------
          or in the Debt Securities or Coupons contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any stockholder or subscriber to capital stock upon or in respect of the shares of capital stock not fully paid.


                                     ARTICLE TWO

                                 DEBT SECURITY FORMS

                    Section 2.01.  Forms Generally.
                                   ---------------

                    The Debt Securities and the Coupons, if any, of each series shall be substantially in one of the forms (including global form) established in or pursuant to a Board Resolution or one or more indentures supplemental hereto, and shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which any series of the Debt Securities may be listed, or to conform to usage, all as determined by the officers executing such Debt Securities and Coupons as conclusively evidenced by their execution of such Debt Securities and Coupons. If the form of a series of Debt Securities or Coupons (or any Global Note) is established in or pursuant to a Board Resolution, a copy of such Board Resolution shall be delivered to the Trustee, together with an Officers' Certificate setting forth the form of such series, at or prior to the delivery of the Company Order contemplated by
          Section 3.03 for the authentication and delivery of such Debt Securities (or any such Global Note) or Coupons.

                    Unless otherwise specified as contemplated by Section 3.01, Debt Securities in bearer form (other than in global form) shall have Coupons attached.

                    The definitive Debt Securities and Coupons, if any, of each series shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Debt Securities and Coupons, as conclusively evidenced by their execution of such Debt Securities and Coupons.

                    Section 2.02.  Form of Trustee's Certificate of
                                   --------------------------------
          Authentication.
          --------------

                    The form of the Trustee's certificate of authentication to be borne by the Debt Securities shall be substantially as follows:

                       TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                    This is one of the series of Debt Securities issued under the within mentioned Indenture.



                                             ------------------------------

                                             ------------------------------


                                             By
                                                ---------------------------
                                                  Authorized Signatory


                    Section 2.03.  Securities in Global Form.
                                   -------------------------

                    If any Debt Security of a series is issuable in global form (a "Global Note"), such Global Note may provide that it shall represent the aggregate amount of Outstanding Debt Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Debt Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Global Note to reflect the amount, or any increase or decrease in the amount, of Outstanding Debt Securities represented thereby shall be made by the Trustee and in such manner as shall be specified in such Global Note.
          Any instructions by the Company with respect to a Global Note, after its initial issuance, shall be in writing but need not comply with Section 1.02.

                    Global Notes may be issued in either registered or bearer form and in either temporary or permanent form. Permanent Global Notes will be issued in definitive form.


                                    ARTICLE THREE

                                 THE DEBT SECURITIES

                    Section 3.01.  Amount Unlimited; Issuable in Series.
                                   ------------------------------------

                    The aggregate principal amount of Debt Securities which may be authenticated and delivered under this Indenture is unlimited.

                    The Debt Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and (subject to Section 3.03) set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Debt Securities of any series:

                    (1) the title of the Debt Securities of the series (which shall distinguish the Debt Securities of such series from all other series of Debt Securities);

                    (2) the aggregate principal amount of such series of Debt Securities and any limit, on the aggregate principal amount of the Debt Securities of the series which may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Debt Securities of such series pursuant to Sections 3.04, 3.05, 3.06, 11.06 or 13.07);

                    (3) the percentage of the principal amount at which the Debt Securities of such series will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity or upon redemption thereof or the method by which such portion shall be determined.

                    (4) the date or dates on which or periods during which the Debt Securities of the series may be issued, and the date or dates or the method by which such date or dates will be determined, on which the principal of (and premium, if any, on) the Debt Securities of such series are or may be payable (which, if so provided in such Board Resolution or supplemental indenture, may be determined by the Company from time to time as set forth in the Debt Securities of the series issued from time to time);

                    (5) the rate or rates (which may be variable or fixed) at which the Debt Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest, if any, shall accrue or the method by which such date or dates shall be determined (which, in either case or both, if so provided in such Board Resolution or supplemental indenture, may be determined by the Company from time to time and set forth in the Debt Securities of the series issued from time to time); and the Interest Payment Dates on which such interest shall be payable (or the method of determination thereof), and the Regular Record Dates, if any, for the interest payable on such Interest Payment Dates and the notice, if any, to Holders regarding the determination of interest, the manner of giving such notice, the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months and any conditions or contingencies as to the payment of interest in cash or otherwise, if any;

                    (6) the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee (in the case of Registered Securities) or the principal London office of the Trustee (in the case of Bearer Securities), where the principal of (and premium, if any) and interest on Debt Securities of the series shall be payable; the extent to which, or the manner in which, any interest payable on any Global Note on an Interest Payment Date will be paid, if other than in the manner provided in Section 3.07; the extent, if any, to which the provisions of the last sentence of Section 12.01 shall apply to the Debt Securities of the series; and the manner in which any principal of, or premium, if any, on, any Global Note will be paid, if other than as set forth elsewhere herein and whether any Global Note will require any notation to evidence payment of principal or interest;

                    (7) the obligation, if any, of the Company to redeem, repay, purchase or offer to purchase Debt Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or upon other conditions or at the option of the Holder thereof and the period or periods within which or the dates on which, the prices at which and the terms and conditions upon which the Debt Securities of the series shall be redeemed, repaid, purchased or offered to be purchased, in whole or in part, pursuant to such obligation;

                    (8) the right, if any, of the Company to redeem the Debt Securities of such series at its option and the period or periods within which, or the date or dates on which, the price or prices at which, and the terms and conditions upon which such Debt Securities may be redeemed, if any, in whole or in part, at the option of the Company or otherwise;

                    (9) if the coin or Currency in which the Debt Securities shall be issuable is in Dollars, the denominations of such Debt Securities if other than denominations of $1,000 and any integral multiple thereof (except as provided in Section 3.04);

                    (10) whether the Debt Securities of the series are to
               be issued as Discount Securities and the amount of discount with which such Debt Securities may be issued and, if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02;

                    (11) provisions, if any, for the defeasance or
               discharge of certain of the Company's obligations with respect to Debt Securities of the series;

                    (12) whether Debt Securities of the series are to be
               issued as Registered Securities or Bearer Securities or both, and, if Bearer Securities are issued, whether Coupons will be attached thereto, whether such Bearer Securities of the series may be exchanged for Registered Securities of the series, as provided in Section 3.05(b) or otherwise and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made;

                    (13) whether provisions for payment of additional
               amounts or tax redemptions shall apply and, if such provisions shall apply, such provisions; and, if Bearer Securities of the series are to be issued, whether a procedure other than that set forth in Section 3.04(b) shall apply and, if so, such other procedure, and if the procedure set forth in Section 3.04(b) shall apply, the forms of certifications to be delivered under such procedure;

                    (14) if other than Dollars, the Foreign Currency or
               Currencies in which Debt Securities of the series shall be denominated or in which payment of the principal of (and premium, if any) and interest on the Debt Securities of the series may be made, and the particular provisions applicable thereto and, if applicable, the amount of Debt Securities of the series which entitles the Holder of a Debt Security of the series or its proxy to one vote for purposes of Section 9.05;

                    (15) if the principal of (and premium, if any) or
               interest on Debt Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a Currency other than that in which the Debt Securities are denominated or payable without such election, in addition to or in lieu of the provisions of Section 3.10, the period or periods within which and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate or rates between the Currency or Currencies in which the Debt Securities are denominated or payable without such election and the Currency or Currencies in which the Debt Securities are to be paid if such election is made;

                    (16) the date as of which any Debt Securities of the
               series shall be dated, if other than as set forth in Section
               3.03;

                    (17) if the amount of payments of principal of (and
               premium, if any) or interest on the Debt Securities of the series may be determined with reference to an index, including, but not limited to, an index based on a Currency or Currencies other than that in which the Debt Securities are denominated or payable, or any other type of index, the manner in which such amounts shall be determined;

                    (18) if the Debt Securities of the series are
               denominated or payable in a Foreign Currency, any other terms concerning the payment of principal of (and premium, if any) or any interest on such Debt Securities (including the Currency or Currencies of payment thereof);

                    (19) the designation of the original Currency
               Determination Agent, if any;

                    (20) the applicable Overdue Rate, if any;

                    (21) if the Debt Securities of the series do not bear
               interest, the applicable dates for purposes of Section 7.01;

                    (22) any addition to, or modification or deletion of,
               any Events of Default, covenants or term of the subordination provided for with respect to Debt Securities of the series;

                    (23) if Bearer Securities of the series are to be
               issued, (x) whether interest in respect of any portion of a temporary Debt Security in global form (representing all of the Outstanding Bearer Securities of the series) payable in respect of any Interest Payment Date prior to the exchange of such temporary Debt Security for definitive Debt Securities of the series shall be paid to any clearing organization with respect to the portion of such temporary Debt Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date,
               (y) the terms upon which interests in such temporary Debt Security in global form may be exchanged for interests in a permanent Global Note or for definitive Debt Securities of the series and the terms upon which interests in a permanent Global Note, if any, may be exchanged for definitive Debt Securities of the series and (z) the cities and the Authorized Newspapers designated for the purposes of giving notices to Holders;

                    (24) whether the Debt Securities of the series shall be
               issued in whole or in part in the form of one or more Global Notes and, in such case, the U.S. Depositary or any Common Depositary for such Global Note or Notes; and if the Debt Securities of the series are issuable only as Registered Securities, the manner in which and the circumstances under which Global Notes representing Debt Securities of the series may be exchanged for Registered Securities in definitive form, if other than, or in addition to, the manner and circumstances specified in Section 3.04(c);

                    (25) The designation, if any, of any depositaries,
               trustees (other than the applicable Trustee), Paying Agents, Authenticating Agents, Security Registrars (other than the Trustee) or other agents with respect to the Debt Securities of such series;

                    (26) If the Debt Securities of such series will be
               issuable in definitive form only upon receipt of certain certificates or other documents or upon satisfaction of certain conditions, the form and terms of such certificates, documents or conditions;

                    (27) Whether the Debt Securities of such series will be
               convertible into shares of Common Stock and, if so, the terms and conditions, which may be in addition to or in lieu of the provisions contained in the Indenture, upon which such Debt Securities will be so convertible, including the conversion price and the conversion period;

                    (28) The portion of the principal amount of the Debt
               Securities which will be payable upon declaration of acceleration of the maturity thereof, if other than the principal amount thereof;

                    (29) The nature, content and date for reports by the
               Company to the holders of the Offered Debt Securities; and

                    (30) any other terms of the series (which terms shall
               not be inconsistent with the provisions of this Indenture).

                    All Debt Securities of any one series shall be substantially identical except as to denomination, rate of interest, Stated Maturity and the date from which interest, if any, shall accrue, which, as set forth above, may be determined by the Company from time to time as to Debt Securities of a series if so provided in or established pursuant to the authority granted in a Board Resolution or in any such indenture supplemental hereto, and except as may otherwise be provided in or pursuant to such Board Resolution and (subject to Section 3.03) set forth in such Officers' Certificate, or in any such indenture supplemental hereto. All Debt Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Debt Securities of such series.

                    If any of the terms of a series of Debt Securities is established in or pursuant to a Board Resolution, a copy of such Board Resolution shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

                    Section 3.02.  Denominations.
                                   -------------

                    In the absence of any specification pursuant to
          Section 3.01 with respect to the Debt Securities of any series, the Debt Securities of such series shall be issuable only as Registered Securities in denominations of $1,000 and any integral multiple thereof and shall be payable only in Dollars.

                    Section 3.03.  Execution, Authentication, Delivery and
                                   ---------------------------------------
          Dating.
          ------

                    The Debt Securities and the Coupons, if any, of any series shall be executed on behalf of the Company by its Chairman, a Vice Chairman, its President, one of its Vice Presidents or its Treasurer, under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers may be manual or facsimile.

                    Debt Securities and Coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debt Securities and Coupons or did not hold such offices at the date of such Debt Securities and Coupons.

                    At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debt Securities, with appropriate Coupons, if any, of any series, executed by the Company, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Debt Securities and Coupons and the Trustee in accordance with the Company Order shall authenticate and deliver such Debt Securities and Coupons; provided, however, that, in connection
                                  --------  -------
          with its sale during the "restricted period" (as defined in
          Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations), no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided,
                                                              --------
          further, that a Bearer Security (other than a temporary Global
          -------
          Note in bearer form) may be delivered outside the United States in connection with its original issuance only if the Person entitled to receive such Bearer Security shall have furnished to the Euro-clear operator or to CEDEL a certificate substantially in the form set forth in Exhibit A to this Indenture. If all the Debt Securities of any one series are not to be issued at one time and if a Board Resolution or supplemental indenture relating to such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Debt Securities such as interest rate, Stated Maturity, date of issuance and date from which interest, if any, shall accrue. If any Debt Security shall be represented by a permanent Global Note, then, for purposes of this Section and Section 3.04, the notation of a beneficial owner's interest therein upon original issuance of such Debt Security or upon exchange of a portion of a temporary Global Note shall be deemed to be delivery in connection with the original issuance of such beneficial owner's interest in such permanent Global Note. Except as permitted by
          Section 3.06 or 3.07, the Trustee shall not authenticate and deliver any Bearer Security unless all Coupons for interest then matured have been detached and cancelled.

                    The Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, prior to the authentication and delivery of the Debt Securities and Coupons of such series, (i) the supplemental indenture or the Board Resolution by or pursuant to which the form and terms of such Debt Securities and Coupons have been approved and (ii) an Opinion of Counsel substantially to the effect that:

                    (1) all instruments furnished by the Company to the Trustee in connection with the authentication and delivery of such Debt Securities and Coupons conform to the requirements of this Indenture and constitute sufficient authority hereunder for the Trustee to authenticate and deliver such Debt Securities and Coupons;

                    (2) the forms and terms of such Debt Securities and Coupons have been established in conformity with the provisions of this Indenture;

                    (3) in the event that the forms or terms of such Debt Securities and Coupons have been established in a supplemental indenture, the execution and delivery of such supplemental indenture has been duly authorized by all necessary corporate action of the Company, such supplemental indenture has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, is a valid and binding obligation enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                    (4) the execution and delivery of such Debt Securities and Coupons have been duly authorized by all necessary corporate action of the Company and such Debt Securities and Coupons have been duly executed by the Company and, assuming due authentication by the Trustee and delivery by the Company, are valid and binding obligations enforceable against the Company in accordance with their terms, entitled to the benefit of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and subject to such other exceptions as counsel shall request and as to which the Trustee shall not reasonably object; and

                    (5) the amount of Debt Securities Outstanding of such series, together with the amount of such Debt Securities, does not exceed any limit established under the terms of this Indenture on the amount of Debt Securities of such series that may be authenticated and delivered.

                    The Trustee shall not be required to authenticate such Debt Securities and Coupons if the issuance of such Debt Securities and Coupons pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Debt Securities and this Indenture in a manner which is not reasonably acceptable to the Trustee.

                    Each Registered Security shall be dated the date of its authentication. Each Bearer Security (including any temporary or permanent or other definitive Bearer Security in global form) shall be dated as of the date of original issuance of the first Debt Security of such series to be issued, except as otherwise provided pursuant to Section 3.01 with respect to the Bearer Securities of any series.

                    No Debt Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debt Security a certificate of authentication substantially in one of the forms provided for herein duly executed by the Trustee or by an Authenticating Agent, and such certificate upon any Debt Security shall be conclusive evidence, and the only evidence, that such Debt Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Debt Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Debt Security to the Trustee for cancellation as provided in Section 3.08 together with a written statement (which need not comply with Section 1.02) stating that such Debt Security has never been issued and sold by the Company, for all purposes of this Indenture such Debt Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

                    Section 3.04.  Temporary Debt Securities; Exchange of
                                   --------------------------------------
          Temporary Global Notes for Definitive Bearer Securities; Global
          ---------------------------------------------------------------
          Notes Representing Registered Securities.
          ----------------------------------------

                    (a) Pending the preparation of definitive Registered Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Registered Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination for Registered Securities of such series, substantially of the tenor of the definitive Registered Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Registered Securities may determine, as conclusively evidenced by their execution of such Registered Securities. Every such temporary Registered Security shall be executed by the Company and shall be authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Registered Securities in lieu of which they are issued. In the case of any series issuable as Bearer Securities, such temporary Debt Securities may be in global form, representing such of the Outstanding Debt Securities of such series as shall be specified therein.

                    Except in the case of temporary Debt Securities in global form (which shall be exchanged in accordance with the provisions of the following paragraphs), if temporary Debt Securities of any series are issued, the Company will cause definitive Debt Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Debt Securities of such series, the temporary Debt Securities of such series shall be exchangeable for definitive Debt Securities of such series, of a like Stated Maturity and with like terms and provisions, upon surrender of the temporary Debt Securities of such series at the office or agency of the Company in a Place of Payment for such series, without charge to the Holder, except as provided in Section 3.05 in connection with a transfer. Upon surrender for cancellation of any one or more temporary Debt Securities of any series (accompanied by any unmatured Coupons), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debt Securities of the same series of authorized denominations and of a like Stated Maturity and like terms and provisions; provided, however, that no definitive Bearer Security
                      --------  -------
          shall be delivered in exchange for a temporary Registered Security; and provided, further, that a definitive Bearer
                        --------  -------
          Security (including a permanent Bearer Security in global form) shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 3.03. Until so exchanged, the temporary Registered Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Registered Securities of such series.

                    (b) Unless otherwise specified pursuant to Section 3.01, all Bearer Securities of a series shall be initially issued in the form of a single temporary Bearer Security in global form (a "temporary Global Note"). The Company shall execute, and upon Company Order the Trustee shall authenticate, any temporary Global Note and any permanent Bearer Security in global form (as described below, a "permanent Global Note") upon the same conditions and in substantially the same manner, and with the same effect, as definitive Bearer Securities, and the temporary or permanent Global Note, as the case may be, shall, unless otherwise specified therein, be delivered by the Trustee to the London office of a depositary or common depositary (the "Common Depositary"), for the benefit of the Euro-clear Operator or CEDEL, as the case may be, for credit to the account of the Company (in the case of sales of Bearer Securities by the Company directly to investors) or the managing underwriter (in the case of sales of Bearer Securities by the Company to underwriters) or such other accounts as the Company or the managing underwriter, respectively, may direct.

                    On or after the date specified in or determined pursuant to the terms of any temporary Global Note which (subject to any applicable laws and regulations) shall be at least 40 days after the issue date of a temporary Global Note (the "Exchange Date"), the Debt Securities represented by such temporary Global Note may be exchanged for definitive Debt Securities (subject to the second succeeding paragraph) or Debt Securities to be represented thereafter by one or more permanent Global Notes in definitive form without interest coupons. On or after the Exchange Date such temporary Global Note shall be surrendered by the Common Depositary to the Trustee, as the Company's agent for such purpose, at its principal office in London (or at such other place specified outside the United States pursuant to Section 3.01) and following such surrender, the Trustee shall (1) endorse the temporary Global Note to reflect the reduction of its principal amount by an equal aggregate principal amount of such Debt Security, (2) endorse the applicable permanent Global Note, if any, to reflect the initial amount, or an increase in the amount of Debt Securities represented thereby, (3) manually authenticate such definitive Debt Securities (including any permanent Global Note), (4) deliver such definitive Debt

          Securities to the Holder thereof or, if such definitive Debt Security is a permanent Global Note, deliver such permanent Global Note to the Common Depositary to be held outside the United States for the accounts of the Euro-clear Operator or CEDEL, as the case may be, for credit to the respective accounts at Euro-clear Operator or CEDEL, as the case may be, designated by or on behalf of the beneficial owners of such Debt Securities (or to such other accounts as they may direct) and (5) redeliver such temporary Global Note to the Common Depositary, unless such temporary Global Note shall have been cancelled in accordance with Section 3.08 hereof; provided, however, that, unless
                                    --------  -------
          otherwise specified in such temporary Global Note, upon such presentation by the Common Depositary, such temporary Global Note shall be accompanied by a certificate dated the Exchange Date or a subsequent date and signed by the Euro-clear Operator, as to the portion of such temporary Global Note held for its account then to be exchanged for definitive Debt Securities (including any permanent Global Note), and a certificate dated the Exchange Date or a subsequent date and signed by CEDEL, as to the portion of such temporary Global Note held for its account then to be exchanged for definitive Debt Securities (including any permanent Global Note), each substantially in the form set forth in Exhibit B to this Indenture. Each certificate substantially in the form of Exhibit B hereto of the Euro-clear Operator or CEDEL, as the case may be, shall be based on certificates of the account holders listed in the records of the Euro-clear Operator or CEDEL, as the case may be, as being entitled to all or any portion of the applicable temporary Global Note. An account holder of the Euro-clear Operator or CEDEL, as the case may be, desiring to effect the exchange of an interest in a temporary Global Note for an interest in definitive Debt Securities (including any permanent Global Note) shall instruct the Euro-clear Operator or CEDEL, as the case may be, to request such exchange on its behalf and shall deliver to the Euro-clear Operator or CEDEL, as the case may be, a certificate substantially in the form of Exhibit A hereto and dated no earlier than 10 days prior to the Exchange Date. Until so exchanged, temporary Global Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities (including any permanent Global Note) of the same series authenticated and delivered hereunder, except as to payment of interest, if any.

                    The delivery to the Trustee by the Euro-clear Operator or CEDEL of any certificate substantially in the form of Exhibit B hereto may be relied upon by the Company and the Trustee as conclusive evidence that a corresponding certificate or certificates has or have been delivered to the Euro-clear Operator or CEDEL, as the case may be, pursuant to the terms of this Indenture.

                    On or prior to the Exchange Date, the Company shall deliver to the Trustee definitive Debt Securities in an aggregate principal amount equal to the principal amount of such temporary Global Note, executed by the Company. At any time, on or after the Exchange Date, upon 30 days' notice to the Trustee by the Euro-clear Operator or CEDEL, as the case may be, acting at the request of or on behalf of the beneficial owner, a Debt Security represented by a temporary Global Note or a permanent Global Note, as the case may be, may be exchanged, in whole or from time to time in part, for definitive Debt Securities without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary Global Note or such permanent Global Note, an equal aggregate principal amount of definitive Debt Securities of the same series of authorized denominations and of a like Stated Maturity and with like terms and conditions, as the portion of such temporary Global Note or such permanent Global Note to be exchanged, which, unless the Debt Securities of the series are not issuable both as Bearer Securities and as Registered Securities, as contemplated by Section 3.01, shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that definitive Bearer
                         --------  -------
          Securities shall be delivered in exchange for a portion of the temporary Global Note or the permanent Global Note only in compliance with the requirements of the second preceding paragraph. On or prior to the forty-fifth day following receipt by the Trustee of such notice with respect to a Debt Security, or, if such day is not a Business

          Day, the next succeeding Business Day, the temporary Global Note or the permanent Global Note, as the case may be, shall be surrendered by the Common Depositary to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Debt Securities without charge following such surrender, upon the request of the Euro-clear Operator or CEDEL, as the case may be, and the Trustee shall (1) endorse the applicable temporary Global Note or the permanent Global Note to reflect the reduction of its principal amount by the aggregate principal amount of such Debt Security,
          (2) cause the terms of such Debt Security and Coupons, if any, to be entered on a definitive Debt Security, (3) manually authenticate such definitive Debt Security, and (4) if a Bearer Security is to be delivered, deliver such definitive Debt Security outside the United States to the Euro-clear Operator or CEDEL, as the case may be, for or on behalf of the beneficial owner thereof, in exchange for a portion of such temporary Global Note or the permanent Global Note.

                    Unless otherwise specified in such temporary Global Note or the permanent Global Note, any such exchange shall be made free of charge to the beneficial owners of such temporary Global Note or the permanent Global Note, except that a Person receiving definitive Debt Securities must bear the cost of insurance, postage, transportation and the like in the event that such Person does not take delivery of such definitive Debt Securities in person at the offices of the Euro-clear Operator or CEDEL. Definitive Debt Securities in bearer form to be delivered in exchange for any portion of a temporary Global Note or the permanent Global Note shall be delivered only outside the United States. Notwithstanding the foregoing, in the event of redemption or acceleration of all or any part of a temporary Global Note prior to the Exchange Date, a permanent Global Note or definitive Bearer Securities, as the case may be, will not be issuable in respect of such temporary Global Note or such portion thereof, and payment thereon will instead be made as provided in such temporary Global Note.

                    Until exchanged in full as hereinabove provided, any temporary Global Note or the permanent Global Note shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of the same series and tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 3.01, interest payable on such temporary Global Note on an Interest Payment Date for Debt Securities of such series occurring prior to the applicable Exchange Date shall be payable to the Euro-clear Operator or CEDEL on such Interest Payment Date upon delivery by the Euro-clear Operator or CEDEL to the Trustee of a certificate or certificates substantially in the form set forth in Exhibit B to this Indenture, for credit without further interest on or after such Interest Payment Date to the respective accounts of the Persons who are the beneficial owners of such temporary Global Note on such Interest Payment Date and who have each delivered to the Euro-clear Operator or CEDEL, as the case may be, a certificate substantially in the form set forth in Exhibit A to this Indenture.

                    Any definitive Bearer Security authenticated and delivered by the Trustee in exchange for a portion of a temporary Global Note or the permanent Global Note shall not bear a coupon for any interest which shall theretofore have been duly paid by the Trustee to the Euro-clear Operator or CEDEL, or by the Company to the Trustee in accordance with the provisions of this
          Section 3.04.

                    With respect to Exhibits A and B to this Indenture, the Company may, in its discretion and if required or desirable under applicable law or as set forth in any Board Resolution or Supplemental Indenture with respect to any Series of Debt Securities, substitute one or more other forms of such exhibits for such exhibits, eliminate the requirement that any or all certificates be provided, or change the time that any certificate may be required, provided that such substitute form or forms or notice of elimination or change of such certification requirement have theretofore been delivered to the Trustee with a Company Request and such form or forms, elimination or change is reasonably acceptable to the Trustee.

                    (c)  If the Company shall establish pursuant to Section
          3.01 that the Registered Securities of a series are to be issued in whole or in part in the form of one or more Global Notes, then the Company shall execute and the Trustee shall, in accordance with Section 3.03 and the Company Order with respect to such series, authenticate and deliver one or more Global Notes in temporary or permanent form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Debt Securities of such series to be represented by one or more Global Notes, (ii) shall be registered in the name of the U.S. Depositary for such Global Note or Notes or the nominee of such depositary, and (iii) shall bear a legend substantially to the following effect: "This Debt Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary, unless and until this Debt Security is exchanged in whole or in part for Debt Securities in definitive form."

                    Notwithstanding any other provision of this Section or
          Section 3.05, unless and until it is exchanged in whole or in part for Registered Securities in definitive form, a Global Note representing all or a portion of the Registered Securities of a series may not be transferred except as a whole by the U.S. Depositary for such series to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor U.S. Depositary for such series or a nominee of such successor depositary.

                    If at any time the U.S. Depositary for the Debt Securities of a series notifies the Company that it is unwilling or unable to continue as U.S. Depositary for the Debt Securities of such series or if at any time the U.S. Depositary for Debt Securities of a series shall no longer be a clearing agency registered and in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor U.S. Depositary with respect to the Debt Securities of such series. If a successor U.S. Depositary for the Debt Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series, will authenticate and deliver, Registered Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such series in exchange for such Global Note or Notes.

                    The Company may at any time and in its sole discretion determine that the Registered Securities of any series issued in the form of one or more Global Notes shall no longer be represented by such Global Note or Notes. In such event, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series, will authenticate and deliver, Registered Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such series in exchange for such Global Note or Notes.

                    If the Registered Securities of any series shall have been issued in the form of one or more Global Notes and if an Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing, the Company will promptly execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series, will authenticate and deliver, Registered Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such series in exchange for such Global Note or Notes.

                    If specified by the Company pursuant to Section 3.01 with respect to Registered Securities of a series, the U.S. Depositary for such series of Registered Securities may surrender a Global Note for such series of Debt Securities in exchange in whole or in part for Registered Securities of such series in definitive form on such terms as are acceptable to the Company and such depositary. Thereupon, the Company shall execute and the Trustee shall authenticate and deliver, without charge:

                    (i) to each Person specified by the U.S. Depositary a new Registered Security or Securities of the same series, of any authorized denomination as requested by such Person in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Note; and

                   (ii) to the U.S. Depositary a new Global Note in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of Registered Securities delivered to Holders thereof.

                    Upon the exchange of a Global Note for Registered Securities in definitive form, such Global Note shall be cancelled by the Trustee. Debt Securities issued in exchange for a Global Note pursuant to this subsection (c) shall be registered in such names and in such authorized denominations as the U.S. Depositary for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debt Securities to the Persons in whose names such Debt Securities are so registered.

                    Section 3.05.  Registration, Transfer and Exchange.
                                   -----------------------------------

                    (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the registers maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Secu-rities and of transfers and exchanges of Registered Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Registered Securities and registering transfers and exchanges of Registered Securities as herein provided; provided, however, that the Company may appoint co-
                    --------  -------
          Security Registrars or the terms of any series of Debt Securities may provide otherwise.

                    Upon surrender for registration of transfer of any Registered Security of any series at the office or agency of the Company maintained for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Registered Securities of the same series of like aggregate principal amount of such denominations as are authorized for Registered Securities of such series and of a like Stated Maturity and with like terms and conditions.

                    Except as otherwise provided in Section 3.04 and this
          Section 3.05, at the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series of like aggregate principal amount and of a like Stated Maturity and with like terms and conditions, upon surrender of the Registered Securities to be exchanged at such office or agency. Whenever any

          Registered Securities are surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive.

                    (b) If and to the extent specified pursuant to Section 3.01, the provisions of this Section 3.05(b) shall be applicable to Debt Securities of any series which are Bearer Securities. At the option of the Holder thereof, to the extent permitted by law, any Bearer Security of any series which by its terms is registrable as to principal and interest may be exchanged for a Registered Security of such series of like aggregate principal amount and of a like Stated Maturity and with like terms and conditions upon surrender of such Bearer Security at the Corporate Trust Office or at any other office or agency of the Company designated pursuant to Section 3.01 for the purpose of making any such exchanges. Any Coupon Security surrendered for exchange shall be surrendered with all unmatured Coupons and any matured Coupons in default attached thereto. If the Holder of a Bearer Security is unable to produce any such unmatured Coupon or Coupons or matured Coupon or Coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing Coupon or Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to any Paying Agent any such missing Coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that except as otherwise provided in
                   --------  -------
          Section 12.03, interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series and of a like Stated Maturity and with like terms and conditions after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date or proposed date for payment, as the case may be (or, if such Coupon is so surrendered with such Bearer Security, such Coupon shall be returned to the Person so surrendering the Bearer Security), and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture. The Company shall execute, and the Trustee shall authenticate and deliver, the Registered Security or Securities which the Holder making the exchange is entitled to receive.

                    Notwithstanding the foregoing, the exchange of Bearer Securities for Registered Securities will be subject to the provisions of United States income tax laws and regulations applicable to Debt Securities in effect at the time of such exchange.

                    (c) Except as otherwise specified pursuant to Section 3.01, in no event may Registered Securities, including Registered Securities received in exchange for Bearer Securities, be exchanged for Bearer Securities.

                    (d) All Debt Securities issued upon any transfer or exchange of Debt Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debt Securities surrendered for such transfer or exchange.

                    Every Registered Security presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed, by the Holder thereof or his attorney duly authorized in writing.

                    No service charge will be made for any transfer or exchange of Debt Securities except as provided in Section 3.04(b) or 3.06. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration, transfer or exchange of Debt Securities, other than those expressly provided in this Indenture to be made at the Company's own expense or without expense or without charge to the Holders.

                    The Company shall not be required (i) to register, transfer or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of Debt Securities of such series selected for redemption under Section
          13.03 and ending at the close of business on the day of such transmission, or (ii) to register, transfer or exchange any Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part.

                    Section 3.06.  Mutilated, Destroyed, Lost and Stolen
                                   -------------------------------------
          Debt Securities.
          ---------------

                    If (i) any mutilated Debt Security or any mutilated Coupon with the Coupon Security to which it appertains (and all unmatured Coupons attached thereto) is surrendered to the Trustee at its Corporate Trust Office (in the case of Registered Securities) or at its principal London office (in the case of Bearer Securities), or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debt Security or any Coupon, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them and any Paying Agent harmless, and neither the Company nor the Trustee receives notice that such Debt Security or Coupon has been acquired by a bona fide purchaser, then the Company shall execute and upon Company Request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Debt Security or in exchange for the Coupon Security to which such mutilated, destroyed, lost or stolen Coupon appertained, a new Debt Security of the same series of like Stated Maturity and with like terms and conditions and like principal amount, bearing a number not contemporaneously Outstanding, and, in the case of a Coupon Security, with such Coupons attached thereto that neither gain nor loss in interest shall result from such exchange or substitution.

                    In case any such mutilated, destroyed, lost or stolen Debt Security or Coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debt Security, pay the amount due on such Debt Security or Coupon in accordance with its terms; provided, however, that
                                               --------  -------
          principal of (and premium, if any) and any interest on Bearer Securities shall, except as otherwise provided in Section 12.03, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by
          Section 3.01 or except as otherwise provided in this Section 3.06, any interest on Bearer Securities shall be payable only upon presentation and surrender of the Coupons appertaining thereto.

                    Upon the issuance of any new Debt Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                    Every new Debt Security or Coupon of any series issued pursuant to this Section shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security or Coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities or Coupons of that series duly issued hereunder.

                    The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities or Coupons.

                    Section 3.07.  Payment of Interest; Interest Rights
                                   ------------------------------------
          Preserved.
          ---------

                    (a) Interest on any Registered Security which is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest notwithstanding the cancellation of such Registered Security upon any transfer or exchange subsequent to the Regular Record Date. Unless otherwise specified as contemplated by Section 3.01 with respect to the Debt Securities of any series, payment of interest on Registered Securities shall be made at the place or places specified pursuant to Section 3.01 or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or, if provided pursuant to Section 3.01, by wire transfer to an account designated by the Registered Holder.

                    (b) Interest on any Coupon Security which is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Holder of the Coupon which has matured on such Interest Payment Date upon surrender of such Coupon on such Interest Payment Date at the principal London office of the Trustee or at such other Place of Payment outside the United States specified pursuant to Section 3.01.

                    Interest on any Bearer Security (other than a Coupon Security) which is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Holder of the Bearer Security upon presentation of such Bearer Security and notation thereon on such Interest Payment Date at the principal London office of the Trustee or at such other Place of Payment outside the United States specified pursuant to
          Section 3.01.

                    Unless otherwise specified pursuant to Section 3.01, at the direction of the Holder of any Bearer Security or Coupon payable in Dollars, payment on such Bearer Security or Coupon will be made by check drawn on a bank in The City of New York or, if agreeable to the Trustee, by wire transfer to a Dollar account maintained by such Holder outside the United States. If such payment at the offices of all Paying Agents outside the United States becomes illegal or is effectively precluded because of the imposition of exchange controls or similar restrictions on the full payment or receipt of such amounts in Dollars, the Company will appoint an office or agent in the United States at which such payment may be made. Unless otherwise specified pursuant to
          Section 3.01, at the direction of the Holder of any Bearer Security or Coupon payable in a Foreign Currency, payment on such Bearer Security or Coupon will be made by a check drawn on a bank outside the United States or by wire transfer to an appropriate account maintained by such Holder outside the United States. Except as provided in this paragraph, no payment on any Bearer Security or Coupon will be made by mail to an address in the United States or by wire transfer to an account in the United States.

                    (c) Any interest on any Debt Security which is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest") shall, if such Debt Security is a Registered Security, forthwith cease to be payable to the Registered Holder on the relevant Regular Record Date by virtue of his having been such Registered Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                    (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Registered Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Registered Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money in the Currency or Currency unit in which the Debt Securities of such series are payable (except as otherwise specified pursuant to Sections 3.01 or 3.10) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which date shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holders of such Registered Securities at their addresses as they appear in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Registered Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                    (2) The Company may make payment of any Defaulted Interest on Registered Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Registered Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                    (d) Any Defaulted Interest payable in respect of Bearer Securities of any series shall be payable pursuant to such procedures as may be satisfactory to the Trustee in such manner that there is no discrimination between the Holders of Registered Securities (if any) and Bearer Securities of such series, and notice of the payment date therefor shall be given by the Trustee, in the name and at the expense of the Company, in the manner provided in Section 1.05 not more than 25 days and not less than 20 days prior to the date of the proposed payment.

                    (e) Subject to the foregoing provisions of this Section, each Debt Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debt Security.

                    Section 3.08.  Cancellation.
                                   ------------

                    Unless otherwise specified pursuant to Section 3.01 for Debt Securities of any series, all Debt Securities surrendered for payment, redemption, transfer, exchange or credit against any sinking fund and all Coupons surrendered for payment or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Registered Securities and matured Coupons so delivered shall be promptly cancelled by the Trustee. All Bearer Securities and unmatured Coupons so delivered shall be held by the Trustee and, upon instruction by the Company Order, shall be cancelled or held for reissuance. Bearer Securities and unmatured Coupons held for reissuance may be reissued only in exchange for Bearer Securities of the same series and of like Stated Maturity and with like terms and conditions pursuant to
          Section 3.05 or in replacement of mutilated, lost, stolen or destroyed Bearer Securities of the same series and of like Stated Maturity and with like terms and conditions or the related Coupons pursuant to Section 3.06. All Bearer Securities and unmatured Coupons held by the Trustee pending such cancellation or reissuance shall be deemed to be delivered for cancellation for all purposes of this Indenture and the Securities. The Company may at any time deliver to the Trustee for cancellation any Debt Securities or Coupons previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Debt Securities previously authenticated hereunder which the Company has not issued, and all Debt Securities or Coupons so delivered shall be promptly cancelled by the Trustee. No Debt Securities or Coupons shall be authenticated in lieu of or in exchange for any Debt Securities or Coupons cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Debt Securities and Coupons held by the Trustee shall be delivered to the Company upon Company Request. The acquisition of any Debt Securities or Coupons by the Company shall not operate as a redemption or satisfaction of the indebtedness represented thereby unless and until such Debt Securities or Coupons are surrendered to the Trustee for cancellation. In the case of any temporary Global Note which shall be destroyed if the entire aggregate principal amount of the Debt Securities represented thereby has been exchanged, the certificate of destruction shall state that all certificates required pursuant to Section 3.04 hereof and substantially in the form of Exhibit B hereto, to be given by the Euro-clear Operator or CEDEL, have been duly presented to the Trustee by the Euro-clear Operator or CEDEL, as the case may be. Permanent Global Notes shall not be destroyed until exchanged in full for definitive Debt Securities or until payment thereon is made in full.

                    Section 3.09.  Computation of Interest.
                                   -----------------------

                    Except as otherwise specified pursuant to Section 3.01 for Debt Securities of any series, interest on the Debt
          Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

                    Section 3.10.  Currency of Payments in Respect of Debt
                                   ---------------------------------------
          Securities.
          ----------

                    (a)  Except as otherwise specified pursuant to Section
          3.01 for Bearer Securities of any series, payment of the principal of (and premium, if any) and interest on Bearer Securities of such series denominated in any Currency will be made in such Currency.

                    (b) With respect to Registered Securities of any series not permitting the election provided for in paragraph (c) below or the Holders of which have not made the election provided for in paragraph (c) below, except as provided in paragraph (e) below, payment of the principal of (and premium, if any) and any interest on any Registered Security of such series will be made in the Currency in which such Registered Security is payable.

                    (c) It may be provided pursuant to Section 3.01 with respect to the Registered Securities of any series that Holders shall have the option, subject to paragraphs (e) and (f) below, to receive payments of principal of (and premium, if any) and any interest on such Registered Securities in any of the Currencies which may be designated for such election by delivering to the Trustee a written election, to be in form and substance satisfactory to the Trustee, not later than the close of business on the Election Date immediately preceding the applicable payment date. If a Holder so elects to receive such payments in any such Currency, such election will remain in effect for such Holder or any transferee of such Holder until changed by such Holder or such transferee by written notice to the Trustee (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change or election may be made with respect to payments to be made on any Registered Security of such series with respect to which an Event of Default has occurred or notice of redemption has been given by the Company pursuant to Article Thirteen). Any Holder of any such Registered Security who shall not have delivered any such election to the Trustee by the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant Currency as provided in paragraph (b) of this Section 3.10.

                    (d) If the election referred to in paragraph (c) above has been provided for pursuant to Section 3.01, then not later than the fourth Business Day after the Election Date for each payment date, the Trustee will deliver to the Company a written notice specifying, in the Currency in which each series of the Registered Securities is payable, the respective aggregate amounts of principal of (and premium, if any) and any interest on the Registered Securities to be paid on such payment date, specifying the amounts so payable in respect of the Registered Securities as to which the Holders of Registered Securities denominated in any Currency shall have elected to be paid in another Currency as provided in paragraph (c) above. If the election referred to in paragraph (c) above has been provided for pursuant to Section 3.01 and if at least one Holder has made such election, then, on the second Business Day preceding each payment date, the Company will deliver to the Trustee an Exchange Rate Officer's Certificate in respect of the Currency payments to be made on such payment date. The Currency amount receivable by Holders of Registered Securities who have elected payment in a Currency as provided in paragraph (c) above shall be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the third Business Day (the "Valuation Date") immediately preceding each payment date.

                    (e) If a Conversion Event occurs with respect to a Foreign Currency, the ECU or any other Currency unit in which any of the Debt Securities are denominated or payable other than pursuant to an election provided for pursuant to paragraph (c) above, then with respect to each date for the payment of principal of (and premium, if any) and any interest on the applicable Debt Securities denominated or payable in such Foreign Currency, the ECU or such other Currency unit occurring after the last date on which such Foreign Currency, the ECU or such other Currency unit was used (the "Conversion Date"), the Dollar shall be the Currency of payment for use on each such payment date.
          The Dollar amount to be paid by the Company to the Trustee and by the Trustee or any Paying Agent to the Holders of such Debt Securities with respect to such payment date shall be the Dollar Equivalent of the Foreign Currency or, in the case of a Currency unit, the Dollar Equivalent of the Currency Unit, in each case as determined by the Currency Determination Agent, if any, or, if there shall not be a Currency Determination Agent, then by the Trustee, in the manner provided in paragraph (g) or (h) below.

                    (f) If the Holder of a Registered Security denominated in any Currency shall have elected to be paid in another Currency as provided in paragraph (c) above, and a Conversion Event occurs with respect to such elected Currency, such Holder shall receive payment in the Currency in which payment would have been made in the absence of such election. If a Conversion Event occurs with respect to the Currency in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars as provided in paragraph (e) of this Section 3.10.

                    (g) The "Dollar Equivalent of the Foreign Currency" shall be determined by the Currency Determination Agent, if any, or, if there shall not be a Currency Determination Agent, then by the Trustee, and shall be obtained for each subsequent payment date by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

                    (h) The "Dollar Equivalent of the Currency Unit" shall be determined by the Currency Determination Agent, if any, or, if there shall not be a Currency Determination Agent, then by the Trustee, and subject to the provisions of paragraph (i) below, shall be the sum of each amount obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate for such Component Currency on the Valuation Date with respect to each payment.

                    (i) For purposes of this Section 3.10 the following terms shall have the following meanings:

                    A "Component Currency" shall mean any Currency which,
               on the Conversion Date, was a component Currency of the relevant Currency unit, including, but not limited to, the ECU.

                    A "Specified Amount" of a Component Currency shall mean
               the number of units of such Component Currency or fractions thereof which were represented in the relevant Currency unit, including, but not limited to, the ECU, on the Conversion Date. If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion. If after the Conversion Date two or more Component Currencies are consolidated into a single Currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single Currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single Currency, and such amount shall thereafter be a Specified Amount and such single Currency shall thereafter be a Component Currency. If after the Conversion Date any Component Currency shall be divided into two or more Currencies, the Specified Amount of such Component Currency shall be replaced by amounts of such two or more Currencies with appropriate Dollar equivalents at the Market Exchange Rate on the date of such replacement equal to the Dollar equivalent of the Specified Amount of such former Component Currency at the Market Exchange Rate on such date, and such amounts shall thereafter be Specified Amounts and such Currencies shall thereafter be Component Currencies. If after the Conversion Date of the relevant Currency unit, including but not limited to, the ECU, a Conversion Event (other than any event referred to above in this definition of "Specified Amount") occurs with respect to any Component Currency of such Currency unit, the Specified Amount of such Component Currency shall, for purposes of calculating the Dollar Equivalent of the Currency Unit, be converted into Dollars at the Market Exchange Rate in effect on the Conversion Date of such Component Currency.

                    "Election Date" shall mean the record date with respect
               to any payment date, and with respect to the Maturity shall mean the record date (if within 16 or fewer days prior to the Maturity) immediately preceding the Maturity, and with respect to any series of Debt Securities whose record date immediately preceding the Maturity is more than 16 days prior to the Maturity or any series of Debt Securities for which no record dates are provided with respect to interest payments, shall mean the date which is 16 days prior to the Maturity.

                    (j) All decisions and determinations of the Trustee or the Currency Determination Agent, if any, regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit and the Market Exchange Rate shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company and all Holders of the Debt Securities denominated or payable in the relevant Currency. In the event of a Conversion Event with respect to a Foreign Currency, the Company, after learning thereof, will immediately give written notice thereof to the Trustee (and the Trustee will promptly thereafter give notice in the manner provided in Section 1.05 to the Holders) specifying the Conversion Date. In the event of a Conversion Event with respect to the ECU or any other Currency unit in which Debt Securities are denominated or payable, the Company, after learning thereof, will immediately give notice thereof to the Trustee (and the Trustee will promptly thereafter give written notice in the manner provided in Section 1.05 to the Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date. In the event of any subsequent change in any Component Currency as set forth in the definition of Specified Amount above, the Company, after learning thereof, will similarly give written notice to the Trustee. The Trustee shall be fully justified and protected in relying and acting upon information received by it from the Company and the Currency Determination Agent, if any, and shall not otherwise have any duty or obligation to determine such information independently.

                    (k) For purposes of any provision of the Indenture where the Holders of Outstanding Debt Securities may perform an Act which requires that a specified percentage of the Outstanding Debt Securities of all series perform such Act and for purposes of any decision or determination by the Trustee of amounts due and unpaid for the principal (and premium, if any) and interest on the Debt Securities of all series in respect of which moneys are to be disbursed ratably, the principal of (and premium, if any) and interest on the Outstanding Debt Securities denominated in a Foreign Currency will be the amount in Dollars based upon the Market Exchange Rate for Debt Securities of such series, as of the date for determining whether the Holders entitled to perform such Act have performed it, or as of the date of such decision or determination by the Trustee, as the case may be.

                    Section 3.11.  Judgments.
                                   ---------

                    If for the purpose of obtaining a judgment in any court with respect to any obligation of the Company hereunder or under any Debt Security, it shall become necessary to convert into any other Currency any amount in the Currency due hereunder or under such Debt Security, then such conversion shall be made at the Market Exchange Rate as in effect on the date the Company shall make payment to any Person in satisfaction of such judgment. If pursuant to any such judgment, conversion shall be made on a date other than the date payment is made and there shall occur a change between such Market Exchange Rate and the Market Exchange Rate as in effect on the date of payment, the Company agrees to pay such additional amounts (if any) as may be necessary to ensure that the amount paid is equal to the amount in such other Currency which, when converted at the Market Exchange Rate as in effect on the date of payment or distribution, is the amount then due hereunder or under such Debt Security. Any amount due from the Company under this Section 3.11 shall be due as a separate debt and is not to be affected by or merged into any judgment being obtained for any other sums due hereunder or in respect of any Debt Security. In no event, however, shall the Company be required to pay more in the Currency or Currency unit due hereunder or under such Debt Security at the Market Exchange Rate as in effect when payment is made than the amount of Currency stated to be due hereunder or under such Debt Security so that in any event the Company's obligations hereunder or under such Debt Security will be effectively maintained as obligations in such Currency, and the Company shall be entitled to withhold (or be reimbursed for, as the case may be) any excess of the amount actually realized upon any such conversion over the amount due and payable on the date of payment or distribution.

                    Section 3.12.  Exchange Upon Default.
                                   ---------------------

                    If default is made in the payments referred to in
          Section 12.01, the Company hereby undertakes that upon presentation and surrender of a permanent Global Note to the Trustee (or to any other Person or at any other address as the Company may designate in writing), on any Business Day on or after the maturity date thereof the Company will issue and the Trustee will authenticate and deliver to the bearer of such permanent Global Note duly executed and authenticated definitive Debt Securities with the same issue date and maturity date as set out in such permanent Global Note.


                                     ARTICLE FOUR

                              SATISFACTION AND DISCHARGE

                    Section 4.01.  Satisfaction and Discharge of Indenture.
                                   ---------------------------------------

                    This Indenture, with respect to the Debt Securities of any series (if all series issued under this Indenture are not to be affected), shall, upon Company Request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Debt Securities herein expressly provided for and rights to receive payments of principal (and premium, if any) and interest on such Debt Securities) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                    (1)  either

                    (A) all Debt Securities and the Coupons, if any, of such series theretofore authenticated and delivered (other than (i) Debt Securities and Coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06, (ii) Coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived under
               Section 3.05, (iii) Coupons appertaining to Bearer Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 13.06, and (iv) Debt Securities and Coupons of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 12.04) have been delivered to the Trustee for cancellation; or

                    (B) all Debt Securities and the Coupons, if any, of such series not theretofore delivered to the Trustee for cancellation,

                      (i)  have become due and payable, or

                     (ii) will become due and payable at their Stated Maturity within one year, or

                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice by the Trustee in the name, and at the expense, of the Company, and the Company, either complies with any other condition or terms specified pursuant to Section 3.01, or if not so specified in the case of (i), (ii) or (iii) of this subclause (B), has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in the Currency in which such Debt Securities are denominated (except as otherwise provided pursuant to Section 3.01 or 3.10) sufficient to pay and discharge the entire indebtedness on such Debt Securities for principal (and premium, if any) and interest to the date of such deposit (in the case of Debt Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided, however, in
                                                    --------  -------
               the event a petition for relief under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, is filed with respect to the Company within 91 days after the deposit and the Trustee is required to return the deposited money to the Company, the obligations of the Company under this Indenture with respect to such Debt Securities shall not be deemed terminated or discharged;

                    (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

                    (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series have been complied with; and

                    (4) the Company has delivered to the Trustee an Opinion of Counsel or a ruling by the Internal Revenue Service to the effect that Holders of the Debt Securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and discharge.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under
          Section 6.14, the obligations of the Company under Section 12.01, and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of
          Section 12.04, shall survive. If, after the deposit referred to in Section 4.01 has been made, (x) the Holder of a Debt Security is entitled to, and does, elect pursuant to Section 3.10(c), to receive payment in a Currency other than that in which the deposit pursuant to Section 4.01 was made, or (y) if a Conversion Event occurs with respect to the Currency in which the deposit was made or elected to be received by the Holder pursuant to
          Section 3.10(c), then the indebtedness represented by such Debt Security shall be fully discharged to the extent that the deposit made with respect to such Debt Security shall be converted into the Currency in which such payment is made.

                    Section 4.02.  Application of Trust Money.
                                   --------------------------

                    Subject to the provisions of the last paragraph of
          Section 12.04, all money deposited with the Trustee pursuant to
          Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Debt Securities and Coupons, if any, and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.


                                     ARTICLE FIVE

                                       REMEDIES

                    Section 5.01.  Events of Default.
                                   -----------------

                    "Event of Default" wherever used herein with respect to Debt Securities of any series means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                    (1) default in the payment of any interest upon any Debt Security or any payment with respect to the Coupons, if any, of such series when it becomes due and payable, and continuance of such default for a period of 30 days; or

                    (2) default in the payment of the principal of (and premium, if any, on) any Debt Security of such series at its Maturity; or

                    (3) default in the deposit of any sinking fund payment, when and as due by the terms of a Debt Security of such series; or

                    (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which expressly has been included in this Indenture solely for the benefit of Debt Securities of a series other than such series), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 30% in principal amount of the Outstanding Debt Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                    (5) the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                    (6) the commencement by the Company of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of its creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

                    (7) any other Event of Default provided with respect to Debt Securities of that series pursuant to Section 3.01.

                    Section 5.02.  Acceleration of Maturity; Rescission and
                                   ----------------------------------------
          Annulment.
          ---------

                    If an Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series may declare the principal amount (or, if any Debt Securities of such series are Discount Securities, such portion of the principal amount of such Discount Securities as may be specified in the terms of such Discount Securities) of all the Debt Securities of such series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) plus accrued and unpaid interest (and premium, if payable) shall become immediately due and payable. Upon payment of such amount in the Currency in which such Debt Securities are denominated (except as otherwise provided pursuant to Sections 3.01 or 3.10), all obligations of the Company in respect of the payment of principal of the Debt Securities of such series shall terminate.

                    At any time after such a declaration of acceleration with respect to Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                    (1) the Company has paid or deposited with the Trustee a sum in the Currency in which such Debt Securities are denominated (except as otherwise provided pursuant to Section 3.01 or 3.10) sufficient to pay

                    (A) all overdue installments of interest on all Debt Securities or all overdue payments with respect to any Coupons of such series,

                    (B) the principal of (and premium, if any, on) any Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities,

                    (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on each Debt Security of such series or upon overdue payments on any Coupons of such series at the Overdue Rate, and

                    (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; provided, however, that all sums
                                      --------  -------
                         payable under this clause (D) shall be paid in Dollars;

               and

                    (2) All Events of Default with respect to Debt Securities of such series, other than the nonpayment of the principal of Debt Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

          No such rescission and waiver shall affect any subsequent default or impair any right consequent thereon.

                    Section 5.03.  Collection of Indebtedness and Suits for
                                   ----------------------------------------
          Enforcement by Trustee.
          ----------------------

                    The Company covenants that if

                    (1) default is made in the payment of any installment of interest on any Debt Security or any payment with respect to any Coupons when such interest or payment becomes due and payable and such default continues for a period of 30 days,

                    (2) default is made in the payment of principal of (or premium, if any, on) any Debt Security at the Maturity thereof, or

                    (3) default is made in the making or satisfaction of any sinking fund payment or analogous obligation when the same becomes due pursuant to the terms of the Debt
               Securities of any series,

          the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debt Securities or of such Coupons, the amount then due and payable on such Debt Securities or matured Coupons, for the principal (and premium, if any) and interest, if any, and, to the extent that payment of such interest shall be legally enforceable, interest upon the overdue principal (and premium, if any) and upon overdue installments of interest, at the Overdue Rate; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                    If the Company fails to pay such amount forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Debt Securities and Coupons, and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Debt Securities and Coupons wherever situated.

                    If an Event of Default with respect to Debt Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Debt Securities and Coupons of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                    Section 5.04.  Trustee May File Proofs of Claim.
                                   --------------------------------

                    In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings, or any voluntary or involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, relative to the Company or any other obligor upon the Debt Securities and Coupons, if any, of a particular series or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of such Debt Securities shall then be due and payable as therein expressed or by declaration of acceleration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                    (i) to file and prove a claim for the whole amount of principal (or, if the Debt Securities of such series are Discount Securities, such portion of the principal amount as may be due and payable with respect to such series pursuant to a declaration in accordance with Section 5.02) (and premium, if any) and interest owing and unpaid in respect of the Debt Securities and Coupons of such series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of such Debt Securities and Coupons allowed in such judicial proceeding, and

                    (ii) to collect and receive any moneys or other
               property payable or deliverable on any such claims and to distribute the same;

          and any receiver, assignee, trustee, custodian, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each such Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to such Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
          Section 6.07.

                    Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities and any Coupons of such series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                    Section 5.05.  Trustee May Enforce Claims Without
                                   ----------------------------------
          Possession of Debt Securities.
          -----------------------------

                    All rights of action and claims under this Indenture or the Debt Securities and the Coupons, if any, of any series may be prosecuted and enforced by the Trustee without the possession of any of such Debt Securities or Coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name, as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debt Securities or Coupons in respect of which such judgment has been recovered.

                    Section 5.06.  Application of Money Collected.
                                   ------------------------------

                    Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or interest, upon presentation of the Debt Securities or Coupons of any series in respect of which money has been collected and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                    FIRST: To the payment of all amounts due the Trustee
               under Section 6.07.

                    SECOND: To the payment of the amounts then due and
               unpaid for principal of (and premium, if any) and interest on the Debt Securities or Coupons of such series, in respect of which or for the benefit of which such money has been collected ratably, without preference or priority of any kind, according to the amounts due and payable on such Debt Securities or Coupons for principal (and premium, if any) and interest, respectively; and

                    THIRD: The balance, if any, to the Person or Persons
               entitled thereto.

                    Section 5.07.  Limitation on Suits.
                                   -------------------

                    No Holder of any Debt Security or Coupon of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                    (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to such series;

                    (2) the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                    (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                    (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                    (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Debt Securities of such series;

          it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holders or of the Holders of Outstanding Debt Securities or Coupons of any other series, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders. For the protection and enforcement of the provisions of this Section 5.07, each and every Holder of Debt Securities or Coupons of any series and the Trustee for such series shall be entitled to such relief as can be given at law or in equity.

                    Section 5.08.  Unconditional Right of Holders to
                                   ---------------------------------
          Receive Principal, Premium and Interest.
          ---------------------------------------

                    Notwithstanding any other provision in this Indenture, the Holder of any Debt Security or of any Coupon shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.07) interest on such Debt Security or Coupon on the respective Stated Maturity or Maturities expressed in such Debt Security or Coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment and interest thereon, and such right shall not be impaired without the consent of such Holder.

                    Section 5.09.  Restoration of Rights and Remedies.
                                   ----------------------------------

                    If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                    Section 5.10.  Rights and Remedies Cumulative.
                                   ------------------------------

                    Except as otherwise expressly provided elsewhere in this Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                    Section 5.11.  Delay or Omission Not Waiver.
                                   ----------------------------

                    No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                    Section 5.12.  Control by Holders.
                                   ------------------

                    The Holders of a majority in principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series, provided, that

                    (1) such direction shall not be in conflict with any rule of law or with this Indenture;

                    (2) subject to the provisions of Section 6.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceeding so directed would be unjustly prejudicial to the Holders of Debt Securities of such series not joining in any such direction; and

                    (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                    Section 5.13.  Waiver of Past Defaults.
                                   -----------------------

                    The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of any such series waive any past default hereunder with respect to such series and its consequences, except a default

                    (1) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series, or in the payment of any sinking fund installment or analogous obligation with respect to the Debt Securities of such series, or

                    (2) in respect of a covenant or provision hereof which pursuant to Article Eleven cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected.

                    Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Debt Securities of such series under this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                    Section 5.14.  Undertaking for Costs.
                                   ---------------------

                    All parties to this Indenture agree, and each Holder of any Debt Security or any Coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit other than the Trustee of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Debt Securities of any series, or to any suit instituted by any Holder of a Debt Security or Coupon for the enforcement of the payment of the principal of (or premium, if any) or interest on such Debt Security or the payment of any Coupon on or after the respective Stated Maturity or Maturities expressed in such Debt Security or Coupon (or, in the case of redemption, on or after the Redemption Date).

                    Section 5.15.  Waiver of Stay or Extension Laws.
                                   --------------------------------

                    The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                     ARTICLE SIX

                                     THE TRUSTEE

                    Section 6.01.  Certain Duties and Responsibilities.
                                   -----------------------------------

                    (a) Except during the continuance of an Event of Default with respect to the Debt Securities of any series,

                    (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                    (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                    (b) In case an Event of Default with respect to Debt Securities of any series has occurred and is continuing, the Trustee shall, with respect to the Debt Securities of such series, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                    (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                    (1) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

                    (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                    (3) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Debt Securities of any series in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                    (4) the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                    (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

                    Section 6.02.  Notice of Defaults.
                                   ------------------

                    Within 90 days after the occurrence of any default hereunder with respect to Debt Securities or Coupons, if any, of any series, the Trustee shall give notice to all Holders of Debt Securities and Coupons of such series of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a
                     --------  -------
          default in the payment of the principal of (or premium, if any) or interest on any Debt Security or Coupon of such series or in the payment of any sinking fund installment with respect to Debt Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Debt Securities and of Coupons of such series; and provided,
                                                                --------
          further, that in the case of any default of the character
          -------
          specified in Section 5.01(4) with respect to Debt Securities of such series no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Debt Securities of such series.

                    Notice given pursuant to this Section 6.02 shall be transmitted by mail:

                    (1) to all Registered Holders, as the names and addresses of the Registered Holders appear in the Security Register;

                    (2) to such Holders of Bearer Securities of any series as have within two years preceding such transmission, filed their names and addresses with the Trustee for such series for that purpose; and

                    (3) to each Holder of a Debt Security of any series whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a) of this Indenture.

                    Section 6.03.  Certain Rights of Trustee.
                                   -------------------------

                    Except as otherwise provided in Section 6.01:

                    (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                    (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

                    (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                    (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                    (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Debt Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                    (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

                    (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent (including any agent appointed pursuant to Section 3.10(j)) or attorney appointed with due care by it hereunder.

                    Section 6.04.  Not Responsible for Recitals or Issuance
                                   ----------------------------------------
          of Debt Securities.
          ------------------

                    The recitals contained herein and in the Debt Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities or Coupons, if any, of any series. The Trustee shall not be accountable for the use or application by the Company of any Debt Securities or the proceeds thereof.

                    Section 6.05.  May Hold Debt Securities.
                                   ------------------------

                    The Trustee, any Paying Agent, the Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debt Securities or Coupons, and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

                    Section 6.06.  Money Held in Trust.
                                   -------------------

                    Money in any Currency held by the Trustee or any Paying Agent in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

                    Section 6.07.  Compensation and Reimbursement.
                                   ------------------------------

                    The Company agrees:

                    (1) to pay to the Trustee from time to time reasonable compensation in Dollars for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                    (2) except as otherwise expressly provided herein, to reimburse the trustee in Dollars upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                    (3) to indemnify in Dollars the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust or performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                    As security for the performance of the obligations of the Company under this Section, the Trustee shall have a claim prior to the Debt Securities and Coupons, if any, upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of amounts due on the Debt Securities and Coupons.

                    The obligations of the Company under this Section 6.07 to compensate and indemnify the Trustee for expenses, disbursements and advances shall constitute additional indebtedness under this Indenture and shall survive the satisfaction and discharge of this Indenture.

                    Section 6.08.  Disqualification; Conflicting Interests.
                                   ---------------------------------------

                    (a)  If the Trustee has or shall acquire any
          conflicting interest, as defined in this Section with respect to the Debt Securities of any series, then, within 90 days after ascertaining that it has such conflicting interest, and if the default (as hereinafter defined) to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90-day period, the Trustee shall either eliminate such conflicting interest or, except as otherwise provided below, resign with respect to the Debt Securities of such series, and the Company shall take prompt steps to have a successor appointed, in the manner and with the effect hereinafter specified in this Article.

                    (b) In the event that the Trustee shall fail to comply with the provisions of subsection (a) of this Section with respect to the Debt Securities of any series, the Trustee shall, within 10 days after the expiration of such 90-day period, transmit to all Holders of Debt Securities of such series notice of such failure.

                    Notice given pursuant to this Section 6.08(b) shall be transmitted by mail:

                    (1) to all Registered Holders, as the names and addresses of the Registered Holders appear in the Security Register;

                    (2) to such Holders of Bearer Securities of any series as have, within two years preceding such transmission, filed their names and addresses with the Trustee for such series for that purpose; and

                    (3) to each Holder of a Debt Security of any series whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a) of this Indenture.

                    (c) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest with respect to the Debt Securities of any series, if there shall exist an Event of Default (as such term is defined herein, but exclusive of any period of grace or requirement of notice) with respect to such Debt Securities and

                    (1) the Trustee is trustee under this Indenture with respect to the Outstanding Debt Securities of any series other than that series or is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Debt Securities issued under this Indenture, provided that there shall be excluded from the operation of this paragraph this Indenture with respect to the Debt Securities of any series other than that series and any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if

                         (i) this Indenture and such other indenture or indentures (and all series of securities issuable thereunder) are wholly unsecured and rank equally and such other indenture or indentures are hereafter qualified under the Trust Indenture Act, unless the Commission shall have found and declared by order pursuant to Section 305(b) or Section 307(c) of the Trust Indenture Act that differences exist between the provisions of this Indenture with respect to the Debt Securities of such series and one or more other series or the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary, in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to the Debt Securities of such series and such other series or under such other indenture or indentures, or

                        (ii) the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture with respect to the Debt Securities of such series and such other series or such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to the Debt Securities of such series and such other series or under such other indenture or indentures;

                    (2) the Trustee or any of its directors or executive officers is an underwriter for the Company;

                    (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an underwriter for the Company;

                    (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (i) one individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of the Company but may not be at the same time an executive officer of both the Trustee and the Company; (ii) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of the Trustee and a director of the Company; and (iii) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary or in any other similar capacity, or, subject to the provisions of paragraph (l) of this subsection, to act as trustee, whether under an indenture or otherwise;

                    (5) 10% or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof or is beneficially owned, collectively, by any two or more such persons;

                    (6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection defined), (i) 5% or more of the voting securities, or 10% or more of any other class of security, of the Company not including the Debt Securities issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (ii) 10% or more of any class of security of an underwriter for the Company;

                    (7) the Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default, 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

                    (8) the Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default, 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Company;

                    (9) the Trustee owns, on the date of such Event of Default or any anniversary of such Event of Default while such Event of Default remains outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7) or (8) of this subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of not more than two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after the dates of any such Event of Default and annually in each succeeding year that such Event of Default continues, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such dates. If the Company fails to make payment in full of the principal of (or premium, if any) or interest on any of the Debt Securities when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this subsection; or

                    (10) except under the circumstances described in paragraphs (1), (3), (4), (5) or (6) of Section 6.13(b) of this Indenture, the Trustee shall be or shall become a creditor of the Company.

                    For the purposes of paragraph (1) of this subsection, the term "series of securities" or "series" means a series, class or group of securities issuable under an indenture pursuant to whose terms holders of one such series may vote to direct the Trustee, or otherwise take action pursuant to a vote of such holders, separately from holders of another series; provided,
                                                              --------
          that "series of securities" or "series" shall not include any series of securities issuable under an indenture if all such series rank equally and are wholly unsecured.

                    The specification of percentages in paragraphs (5) to
          (9), inclusive, of this subsection shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this subsection.

                    For the purposes of paragraphs (6), (7), (8) and (9) of this subsection only, (i) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (ii) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (iii) the Trustee shall not be deemed to be the owner or holder of (A) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (ii) above, or (B) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or
          (C) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

                    (d)  For the purposes of this Section:

                    (1) The term "underwriter" when used with reference to the Company means every person who, within one year prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

                    (2) The term "director" means any director of a corporation, or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

                    (3) The term "person" means an individual, a corporation, a partnership, an association, a joint stock company, a trust, an estate, an unincorporated organization, or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

                    (4) The term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangements whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

                    (5) The term "Company" means any obligor upon the Debt Securities of any series.

                    (6) The term "executive officer" means the president, every vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization, whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

                    (e) The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

                    (1) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

                    (2) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

                    (3) The term "amount", when used with regard to securities means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

                    (4) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                         (i) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

                        (ii) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                       (iii) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

                        (iv) securities held in escrow if placed in escrow by the issuer thereof;

               provided, however, that any voting securities of an issuer
               --------  -------
               shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

                    (5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured
                           --------  -------
               evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes; and provided, further, that, in the case of unsecured evidences
               --------  -------
               of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

                    (f) Except in the case of a default in the payment of the principal of or interest on any Debt Security of any series, or in the payment of any sinking or purchase fund installment, the Trustee shall not be required to resign as provided by this
          Section if the Trustee shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that:

                    (1) the Event of Default may be cured or waived during a reasonable period and under the procedures described in such application; and

                    (2) a stay of the Trustee's duty to resign will not be inconsistent with the interests of Holders of the Debt Securities.

          The filing of such an application shall automatically stay the performance of the duty to resign until the Commission orders otherwise.

                    Section 6.09.  Corporate Trustee Required; Eligibility.
                                   ---------------------------------------

                    There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $75,000,000, subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Trustee upon any Debt Securities.

                    Section 6.10.  Resignation and Removal; Appointment of
                                   ---------------------------------------
          Successor.
          ---------

                    (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

                    (b) The Trustee may resign at any time with respect to the Debt Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series.

                    (c) The Trustee may be removed at any time with respect to the Debt Securities of any series and a successor Trustee appointed by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series, delivered to the Trustee and to the Company.

                    (d)  If at any time:

                    (1) the Trustee shall fail to comply with Section 6.08(a) with respect to the Debt Securities of any series after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debt Security of such series for at least six months, or

                    (2)  the Trustee shall cease to be eligible under
               Section 6.09 with respect to the Debt Securities of any series and shall fail to resign after written request therefor by the Company or by any such Holder, or

                    (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Debt Securities, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Debt Security of any series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Debt Securities of such series.

                    (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Debt Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Debt Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Debt Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Debt Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Debt Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Debt Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Debt Securities of any series shall have been so appointed by the Company or the Holders of such series and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Debt Security of such series for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series.

                    (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Debt Securities of any series and each appointment of a successor Trustee with respect to the Debt Securities of any series in the manner and to the extent provided in Section 1.05 to the Holders of Debt Securities of such series. Each notice shall include the name of the successor Trustee with respect to the Debt Securities of such series and the address of its Corporate Trust Office.

                    Section 6.11.  Acceptance of Appointment by Successor.
                                   --------------------------------------

                    (a) In the case of an appointment hereunder of a successor Trustee with respect to all Debt Securities, each such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee, but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 6.07.

                    (b) In case of the appointment hereunder of a successor Trustee with respect to the Debt Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Debt Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Debt Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in any such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any other trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of any such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates, but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates.

                    (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or
          (b) of this Section, as the case may be.

                    (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

                    Section 6.12.  Merger, Conversion, Consolidation or
                                   ------------------------------------
          Succession to Business.
          ----------------------

                    Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debt Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debt Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Debt Securities. In case any Debt Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Debt Securities, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

                    Section 6.13.  Preferential Collection of Claims
                                   ---------------------------------
          Against Company.
          ---------------

                    (a) Subject to subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in subsection (c) of this Section, or subsequent to such default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Debt Securities and of the Coupons, if any, and the holders of other indenture securities (as defined in subsection (c) of this Section):

                    (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three-month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a voluntary or involuntary case had been commenced in respect of the Company under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law upon the date of such default; and

                    (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three-month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and
               -------  -------
               its other creditors in such property or such proceeds.

          Nothing herein contained, however, shall affect the right of the
          Trustee:

                    (A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings or reorganization pursuant to the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law;

                    (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three-month period;

                    (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three-month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in subsection (c) of this Section, would occur within three months, or

                    (D) to receive payment on any claim referred to in paragraph (B) or (C) against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

                    For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three-month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

                    If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal bankruptcy laws, as now or hereafter constituted or any other applicable Federal or State bankruptcy, insolvency or other similar law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee and the Holders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claim, or otherwise to apply the provisions of this paragraph as a mathematical formula.

                    Any Trustee which has resigned or been removed after the beginning of such three-month period shall be subject to the provisions of this subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three-month period, it shall be subject to the provisions of this subsection if and only if the following conditions exist:

                    (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three-month period; and

                   (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

                    (b) There shall be excluded from the operation of subsection (a) of this Section a creditor relationship arising from:

                    (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

                    (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the Lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture;

                    (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

                    (4) an indebtedness created as a result of services rendered or premises rented, or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c) of this Section;

                    (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; and

                    (6) The acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in subsection (c) of this Section.

                    (c)  for the purposes of this Section only:

                    (1) The term "default" means any failure to make payment in full of the principal of or interest on any of the Debt Securities or upon the other indenture securities when and as such principal or interest becomes due and payable.

                    (2) The term "other indenture securities" means securities upon which the Company is an obligor outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account.

                    (3) The term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks and payable upon demand.

                    (4) The term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

                    (5) The term "Company" means any obligor upon the Debt Securities.

                    Section 6.14.  Appointment of Authenticating Agent.
                                   -----------------------------------

                    As long as any Debt Securities of a series remain Outstanding, upon a Company Request, there shall be an authenticating agent (the "Authenticating Agent") appointed, for such period as the Company shall elect, by the Trustee for such series of Debt Securities to act as its agent on its behalf and subject to its direction in connection with the authentication and delivery of each series of Debt Securities for which it is serving as Trustee. Debt Securities of each such series authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by such Trustee. Wherever reference is made in this Indenture to the authentication and delivery of Debt Securities of any series by the Trustee for such series or to the Trustee's Certificate of Authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee for such series by an Authenticating Agent for such series and a Certificate of Authentication executed on behalf of such Trustee by such Authenticating Agent, except that only the Trustee may authenticate Debt Securities upon original issuance and pursuant to Section 3.06 hereof. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $10,000,000 and subject to supervision or examination by Federal or State authority. If such Authen-ticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

                    Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to all series of Debt Securities for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee for such series or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the applicable Trustee and to the Company.

                    Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14 with respect to one or more or all series of Debt Securities, the Trustee for such series shall upon Company Request appoint a successor Authenticating Agent, and the Company shall provide notice of such appointment to all Holders of Debt Securities of such series in the manner and to the extent provided in Section 1.05. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. The Trustee for the Debt Securities of such series agrees to pay to the Authenticating Agent for such series from time to time reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payment, subject to the provisions of Section 6.07. The Authenticating Agent for the Debt Securities of any series shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee for such series.

                    If an appointment with respect to one or more series is made pursuant to this Section, the Debt Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

                    This is one of the series of Debt Securities issued under the within mentioned Indenture.


                                        --------------------------------

                                        --------------------------------
                                          As Trustee

                                        By:________________________
                                           As Authenticating Agent


                                        By:________________________
                                           Authorized Signatory


                                    ARTICLE SEVEN

                  HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

                    Section 7.01.  Company to Furnish Trustee Names and
                                   ------------------------------------
          Addresses of Holders.
          --------------------

                    The Company will furnish or cause to be furnished to the Trustee with respect to Registered Securities of each series for which it acts as Trustee:

                    (a) semi-annually on a date not more than 15 days after each Regular Record Date with respect to an Interest Payment Date, if any, for the Registered Securities of such series (or on semi-annual dates in each year to be determined pursuant to Section 3.01 if the Registered Securities of such series do not bear interest), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Registered Holders as of the date 15 days next preceding each such Regular Record Date (or such semi-annual dates, as the case may be); and

                    (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

          provided, however, that if and so long as the Trustee shall be
          --------  -------
          the Security Registrar for such series, no such list need be furnished.

                    The Company shall also be required to furnish to the Trustee at all such times set forth above all information in the possession or control of the Company or any of its Paying Agents other than the Trustee as to the names and addresses of the Holders of Bearer Securities of all series; provided, however,
                                                      --------  -------
          that the Company shall have no obligation to investigate any matter relating to any Holders of Bearer Securities of any series.

                    Section 7.02.  Preservation of Information;
                                   ----------------------------
          Communication to Holders.
          ------------------------

                    (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 received by it in the capacity of Paying Agent (if so acting) hereunder, and filed with it within the two preceding years pursuant to Section 7.03(c)(2).

                    The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished, destroy any information received by it as Paying Agent (if so acting) hereunder upon delivering to itself as Trustee, not earlier than 45 days after an Interest Payment Date, a list containing the names and addresses of the Holders obtained from such information since the delivery of the next previous list, if any, destroy any list delivered to itself as Trustee which was compiled from information received by it as Paying Agent (if so acting) hereunder upon the receipt of a new list so delivered, and destroy not earlier than two years after filing, any information filed with it pursuant to Section 7.03(c)(2).

                    (b) If three or more Holders (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Debt Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Debt Securities of a particular series (in which case the applicants must hold Debt Securities of such series) or with all Holders of Debt Securities with respect to their rights under this Indenture or under the Debt Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

                    (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with
               Section 7.02(a), or

                   (ii) inform such applicants as to the approximate number of Holders of Debt Securities of such series or of all Debt Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, specified in such application.

                    If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon written request of such applicants, mail to the Holders of Debt Securities of such series or all Holders, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Debt Securities of such series or all Holders, as the case may be, or would be in violation of applicable law.
          Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

                    (c) Every Holder of Debt Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing of any material pursuant to a request made under
          Section 7.02(b).

                    Section 7.03.  Reports by Trustee.
                                   ------------------

                    (a) Within 60 days after January 15 of each year, commencing January 15, 1996, the Trustee shall, to the extent required by the Trust Indenture Act, transmit to all Holders of Debt Securities of any series with respect to which it acts as Trustee, in the manner hereinafter provided in this Section 7.03, a brief report dated such date with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred within such period no report need be transmitted):

                    (1) any change to its eligibility under Section 6.09 and its qualifications under Section 6.08;

                    (2) the creation of or any material change to a relationship specified in paragraph (1) through (10) of
               Section 6.08(c) of this Indenture;

                    (3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debt Securities of such series, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Outstanding Debt Securities of such series on the date of such report;

                    (4) any change to the amount, interest rate and maturity date of all other indebtedness owing by the Company (or any other obligor on the Debt Securities of such series) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 6.13(b)(2), (3), (4) or (6);

                    (5) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

                    (6) any additional issue of Debt Securities which the Trustee has not previously reported; and

                    (7) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Debt Securities of such series, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 6.02.

                    (b) The Trustee shall transmit by mail to all Holders of Debt Securities of any series (whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.02 (a)) for which it acts as the Trustee, as hereinafter provided, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debt Securities of such series, on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection, except that the Trustee for each series shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Debt Securities of such series Outstanding at such time, such report to be transmitted within 90 days after such time.

                    (c) Reports pursuant to this Section 7.03 shall be transmitted by mail:

                    (1) to all Holders of Registered Securities, as the names and addresses of such Holders of Registered Securities appear in the Security Register;

                    (2) to such Holders of Bearer Securities of any series as have, within two years preceding such transmission, filed their names and addresses with the Trustee for such series for that purpose; and

                    (3) except in the cases of reports pursuant to subsection (b) of this Section 7.03, to each Holder of a Debt Security of any series whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a).

                    (d) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Debt Securities of such series are listed, with the Commission and also with the Company. The Company will notify the Trustee when any series of Debt Securities are listed on any stock exchange.

                    Section 7.04.  Reports by Company.
                                   ------------------

                    Unless otherwise specified with respect to a particular series of Debt Securities pursuant to Section 3.01, the Company will:

                    (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of
               Section 13 or 15(d) of the Securities Exchange Act of 1934,
               as amended, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company shall continue to file with the Commission and provide the Trustee and the Holders of each series of Debt Securities with, without cost to each Holder, (a) within 90 days after the end of each fiscal year, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year,
               reports on Form 10-Q (or any successor or comparable form);
               and (c) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K (or any successor or comparable form) containing the information required to be contained therein (or required in any successor or comparable form); provided,
                                                              --------
               however, that the Company shall not be obligated to file
               -------
               such reports with the Commission if the Commission does not permit such filings. The Company will in all cases, without cost to each recipient, provide copies of such information to the Holders of the Debt Securities of each series and, if they are not permitted to file such reports with the Commission, shall make available information to prospective purchasers and to securities analysts and broker-dealers upon their request;

                    (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                    (3) transmit to all Holders of Debt Securities, in the manner and to the extent provided in Section 7.03, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and
               (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.


                                    ARTICLE EIGHT

                                CONCERNING THE HOLDERS

                    Section 8.01.  Acts of Holders.
                                   ---------------

                    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Outstanding Debt Securities of any series may take any Act, the fact that the Holders of such specified percentage have joined therein may be evidenced (a) by the instrument or instruments executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of Holders voting in favor thereof at any meeting of such Holders duly called and held in accordance with the provisions of Article Nine, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.

                    Section 8.02.  Proof of Ownership; Proof of Execution
                                   --------------------------------------
          of Instruments by Holder.
          ------------------------

                    The ownership of Registered Securities of any series shall be proved by the Security Register for such series or by a certificate of the Security Registrar for such series.

                    The ownership of Bearer Securities shall be proved by production of such Bearer Securities or by a certificate executed by any bank or trust company, which certificate shall be dated and shall state that on the date thereof a Bearer Security bearing a specified identifying number or other mark was deposited with or exhibited to the person executing such certificate by the person named in such certificate, or by any other proof of possession reasonably satisfactory to the Trustee. The holding by the person named in any such certificate of any Bearer Security specified therein shall be presumed to continue for a period of one year unless at the time of determination of such holding (1) another certificate bearing a later date issued in respect of the same Bearer Security shall be produced, (2) such Bearer Security shall be produced by some other person, (3) such Bearer Security shall have been registered on the Security Register, if, pursuant to Section 3.01, such Bearer Security can be so registered, or (4) such Bearer Security shall have been cancelled or paid.

                    Subject to the provisions of Sections 6.01, 6.03 and 9.05, proof of the execution of a writing appointing an agent or proxy and of the execution of any instrument by a Holder or his agent or proxy shall be sufficient and conclusive in favor of the Trustee and the Company if made in the following manner:

                    The fact and date of the execution by any such person of any instrument may be proved by the certificate of any notary public or other officer authorized to take acknowledgements of deeds, that the person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by an officer of a corporation or association or a member of a partnership on behalf of such corporation, association or partnership, as the case may be, or by any other person acting in a representative capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

                    The record of any Holders' meeting shall be proved in the manner provided in Section 9.06.

                    The Trustee may in any instance require further proof with respect to any of the matters referred to in this Section so long as the request is a reasonable one.

                    Section 8.03.  Persons Deemed Owners.
                                   ---------------------

                    The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of the principal of (and premium, if any) and (subject to Section 3.07) interest, if any, on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. The Company, the Trustee, and any agent of the Company or the Trustee may treat the Holder of any Bearer Security or of any Coupon as the absolute owner of such Bearer Security or Coupon for the purposes of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Bearer Security or Coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. All payments made to any Holder, or upon his order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys payable upon such Debt Security or Coupon.

                    Section 8.04.  Revocation of Consents; Future Holders
                                   --------------------------------------
          Bound.
          -----

                    At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any Act by the Holders of the percentage in aggregate principal amount of the Outstanding Debt Securities specified in this Indenture in connection with such Act, any Holder of a Debt Security the number, letter or other distinguishing symbol of which is shown by the evidence to be included in the Debt Securities the Holders of which have consented to such Act may, by filing written notice with the Trustee at the Corporate Trust Office and upon proof of ownership as provided in Section 8.02, revoke such Act so far as it concerns such Debt Security. Except as aforesaid, any such Act taken by the Holder of any Debt Security shall be conclusive and binding upon such Holder and, subject to the provisions of Section 5.08, upon all future Holders of such Debt Security and all past, present and future Holders of Coupons, if any, appertaining thereto and of any Debt Securities and Coupons issued on transfer or in lieu thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Debt Security or Coupons or such other Debt Securities or Coupons.


                                     ARTICLE NINE

                                  HOLDERS' MEETINGS

                    Section 9.01.  Purposes of Meetings.
                                   --------------------

                    A meeting of Holders of any or all series may be called at any time and from time to time pursuant to the provisions of this Article Nine for any of the following purposes:

                    (1) to give any notice to the Company or to the Trustee for such series, or to give any directions to the Trustee for such series, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article Five;

                    (2) to remove the Trustee for such series and appoint a successor Trustee pursuant to the provisions of Article Six;

                    (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of
               Section 11.02; or

                    (4) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Outstanding Debt Securities of any one or more or all series, as the case may be, under any other provision of this Indenture or under applicable law.

                    Section 9.02.  Call of Meetings by Trustee.
                                   ---------------------------

                    The Trustee for any series may at any time call a meeting of Holders of such series to take any action specified in
          Section 9.01, to be held at such time or times and at such place or places as the Trustee for such series shall determine. Notice of every meeting of the Holders of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to Holders of such series in the manner and to the extent provided in Section 1.05. Such notice shall be given not less than 10 days nor more than 90 days prior to the date fixed for the meeting.

                    Section 9.03.  Call of Meetings by Company or Holders.
                                   --------------------------------------

                    In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Outstanding Debt Securities of a series or of all series, as the case may be, shall have requested the Trustee for such series to call a meeting of Holders of any or all such series by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within 10 days after the receipt of such request, then the Company or such Holders may determine the time or times and the place or places for such meetings and may call such meetings to take any action authorized in Section 9.01, by giving notice thereof as provided in Section 9.02.

                    Section 9.04.  Qualifications for Voting.
                                   -------------------------

                    To be entitled to vote at any meeting of Holders a Person shall be (a) a Holder of a Debt Security of the series with respect to which such meeting is being held or (b) a Person appointed by an instrument in writing as agent or proxy by such Holder. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee for the series with respect to which such meeting is being held and its counsel and any representatives of the Company and its counsel.

                    Section 9.05.  Regulations.
                                   -----------

                    Notwithstanding any other provisions of this Indenture, the Trustee for any series may make such reasonable regulations as it may deem advisable for any meeting of Holders of such series, in regard to proof of the holding of Debt Securities of such series and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

                    The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of such series as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by a majority vote of the meeting.

                    Subject to the provisos in the definition of
          "Outstanding," at any meeting each Holder of a Debt Security of the series with respect to which such meeting is being held or proxy therefor shall be entitled to one vote for each $1,000 principal amount (or such other amount as shall be specified as contemplated by Section 3.01) of Debt Securities of such series held or represented by him; provided,
                                      --------
          however, that no vote shall be cast or counted at any meeting in
          -------
          respect of any Debt Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Outstanding Debt Securities of such series held by him or instruments in writing duly designating him as the person to vote on behalf of Holders of Debt Securities of such series. Any meeting of Holders with respect to which a meeting was duly called pursuant to the provisions of Section 9.02 or 9.03 may be adjourned from time to time by a majority of such Holders present and the meeting may be held as so adjourned without further notice.

                    Section 9.06.  Voting.
                                   ------

                    The vote upon any resolution submitted to any meeting of Holders with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such Holders or of their representatives by proxy and the serial number or numbers of the Debt Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be taken and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was transmitted as provided in Section
          9.02. The record shall show the serial numbers of the Debt Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

                    Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                    Section 9.07.  No Delay of Rights by Meeting.
                                   -----------------------------

               Nothing contained in this Article Nine shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to any Holder under any of the provisions of this Indenture or of the Debt Securities of any series.


                                     ARTICLE TEN

                 CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

                    Section 10.01.  Company May Consolidate, etc., Only on
                                    --------------------------------------
          Certain Terms.
          -------------

                    The Company shall not consolidate with or merge with or into or wind up into (whether or not the Company is the surviving corporation) or sell, assign, convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

                    (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (the "successor corporation") shall be a corporation organized and existing under the laws of the United States or any State or territory thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Debt Securities and coupons, if any, and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

                    (2)  immediately after giving effect to such
               transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

                    (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and

                    (4)  such other conditions as may be specified under
               Section 3.01 with respect to any series of Debt Securities.

                    Section 10.02.  Successor Corporation Substituted.
                                    ---------------------------------

                    Upon any consolidation with or merger into any other corporation, or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 10.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein.


                                    ARTICLE ELEVEN

                               SUPPLEMENTAL INDENTURES

                    Section 11.01.  Supplemental Indentures Without Consent
                                    ---------------------------------------
          of Holders.
          ----------

                    Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                    (1) to evidence the succession of another corporation to the rights of the Company and the assumption by such successor of the covenants of the Company contained herein and in the Debt Securities and Coupons, if any; or

                    (2) to add to the covenants of the Company, for the benefit of the Holders of all or any series of Debt Securities and the Coupons, if any, appertaining thereto (and if such covenants are to be for the benefit of less than all series, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company; or

                    (3) to add any additional Events of Default (and if such Events of Default are to be applicable to less than all series, stating that such Events of Default are expressly being included solely to be applicable to such series); or

                    (4) to add or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Debt Securities of any series in bearer form, registrable or not registrable, and with or without Coupons, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit the issuance of Debt Securities of any series in uncertificated form, provided that any such action shall not adversely affect the
               --------
               interests of the Holders of Debt Securities of any series or any related Coupons in any material respect; or

                    (5) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination
                               --------
               shall become effective only when there is no Outstanding Debt Security or Coupon of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision and as to which such supplemental indenture would apply; or

                    (6) to secure the Debt Securities or to provide that any of the Company's obligations under any series of the Debt Securities shall be guaranteed and the terms and conditions for the release or substitution of such security or guarantee; or

                    (7) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Article Four or Fifteen, provided
                                                               --------
               that any such action shall not adversely affect the interests of the Holders of Debt Securities of such series or any other series of Debt Securities or any related Coupons in any material respect; or

                    (8) to establish the form or terms of Debt Securities and Coupons, if any, of any series as permitted by Sections 2.01 and 3.01; or

                    (9) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to one or more series of Debt Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11; or

                    (10) to cure any ambiguity, to correct or supplement
               any provision herein which may be defective or inconsistent with any other provision herein, to eliminate any conflict between the terms hereof and the Trust Indenture Act or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with any provision of this Indenture; provided
                                                                  --------
               such other provisions shall not adversely affect the interests of the Holders of Outstanding Debt Securities or Coupons, if any, of any series created prior to the execution of such supplemental indenture in any material respect.

                    Section 11.02.  Supplemental Indentures With Consent of
                                    ---------------------------------------
          Holders.
          -------

                    With the written consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected by such supplemental indenture voting separately, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture of such Debt Securities and Coupons, if any; provided, however, that no such
                                          --------  -------
          supplemental indenture shall, without the consent of the Holder of each Outstanding Debt Security of each such series affected thereby,

                    (1) conflict with the required provisions of the Trust Indenture Act;


                    (2) except as specifically provided with respect to any series of Debt Securities pursuant to Section 3.01, (a) change the Stated Maturity of the principal of, or installment of interest, if any, on, any Debt Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof (provided that a requirement to offer to repurchase Debt Securities shall not be deemed a redemption for this purpose), or change the Stated Maturity of or reduce the amount of any payment to be made with respect to any Coupon, or change the Currency or Currencies in which the principal of (and premium, if any) or interest on such Debt Security is denominated or payable, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any Debt Security, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or limit the obligation of the Company to maintain a paying agency outside the United States for payment on Bearer Securities as provided in Section 12.03, or adversely affect the right to convert any Debt Security into shares of Common Stock of the Company as may be provided pursuant to
               Section 3.01; or

                    (3) reduce the percentage in principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture; or

                    (4)  modify any of the provisions of this Section,
               Section 5.13 or Section 12.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security of each series affected thereby; provided, however, that this
                                             --------  -------
               clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section and Section 12.07, or the deletion of this proviso, in accordance with the requirements of Sections 6.11 and 11.01(7); or

                    (5) modify any of the provisions of this Indenture relating to the subordination of the Debt Securities in a manner adverse to the Holders.

                    It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                    A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture with respect to one or more particular series of Debt Securities and Coupons, if any, or which modifies the rights of the Holders of Debt Securities and Coupons of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debt securities and Coupons, if any, of any other series.

                    Section 11.03.  Execution of Supplemental Indentures.
                                    ------------------------------------

                    In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise in a material way.

                    Section 11.04.  Effect of Supplemental Indentures.
                                    ---------------------------------

                    Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debt Securities and Coupons theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                    Section 11.05.  Conformity with Trust Indenture Act.
                                    -----------------------------------

                    Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

                    Section 11.06.  Reference in Debt Securities to
                                    -------------------------------
          Supplemental Indentures.
          -----------------------

                    Debt Securities and Coupons, if any, of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debt Securities and Coupons of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debt Securities and Coupons of such series.

                    Section 11.07.  Notice of Supplemental Indenture.
                                    --------------------------------

                    Promptly after the execution by the Company and the appropriate Trustee of any supplemental indenture pursuant to
          Section 11.02, the Company shall transmit, in the manner and to the extent provided in Section 1.05, to all Holders of any series of the Debt Securities affected thereby, a notice setting forth in general terms the substance of such supplemental indenture.

                    Section 11.08. Effect on Senior Indebtedness.
                                   -----------------------------

                    No supplemental indenture shall adversely affect the rights of any holder of Senior Indebtedness under Article Sixteen without the consent of such holder.

                                    ARTICLE TWELVE

                                      COVENANTS

                    Section 12.01.  Payment of Principal, Premium and
                                    ---------------------------------
          Interest.
          --------

                    The Company covenants and agrees for the benefit of each series of Debt Securities and Coupons, if any, that it will duly and punctually pay the principal of (and premium, if any) and interest on the Debt Securities in accordance with the terms of the Debt Securities, the Coupons and this Indenture. Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Debt Securities or except as otherwise provided in Section 3.06, any interest due on Bearer Securities on or before Maturity shall be payable only upon presentation and surrender of the several Coupons for such interest installments as are evidenced thereby as they severally mature. If so provided in the terms of any series of Debt Securities established as provided in Section 3.01, the interest, if any, due in respect of any temporary Global Note or permanent Global Note, together with any additional amounts payable in respect thereof, as provided in the terms and conditions of such Debt Security, shall be payable only upon presentation of such Debt Security to the Trustee for notation thereon of the payment of such interest.

                    Section 12.02.  Officer's Certificate as to Default.
                                    -----------------------------------

                    Unless otherwise specifically provided for with respect to any series of Debt Securities under Section 3.01, the Company will deliver to the Trustee, on or before a date not more than four months after the end of each fiscal year of the Company (which on the date hereof is the calendar year) ending after the date hereof, a certificate of the principal executive officer, principal financial officer or principal accounting officer of the Company stating whether or not to the best knowledge of the signer thereof the Company is in compliance with all covenants and conditions under this Indenture, and, if the Company shall be in default, specifying all such defaults and the nature thereof of which such signer may have knowledge. For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

                    Section 12.03.  Maintenance of Office or Agency.
                                    -------------------------------

                    If Debt Securities of a series are issuable only as Registered Securities, the Company will maintain in each Place of Payment for such series an office or agency where Debt Securities of that series may be presented or surrendered for payment, where Debt Securities of that series may be surrendered for registration of transfer or exchange, where Debt Securities of that series that are convertible may be surrendered for conversion, if applicable, and where notices and demands to or upon the Company in respect of the Debt Securities of that series and this Indenture may be served. If Debt Securities of a series are issuable as Bearer Securities, the Company will maintain (A) in the Borough of Manhattan, The City and State of New York, an office or agency where any Registered Securities of that series may be presented or surrendered for payment, where any Registered Securities of that series may be surrendered for registration of transfer, where Debt Securities of that series may be surrendered for exchange or redemption, where notices and demands to or upon the Company in respect of the Debt Securities of that series and this Indenture may be served and where Bearer Securities of that series and related Coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise), (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Debt Securities of that series and related Coupons may be presented and surrendered for payment (including payment of any additional amounts payable on Debt Securities of that series, if so provided pursuant to Section 3.01); provided, however, that if
                                                 --------  -------
          the Debt Securities of that series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Debt Securities of that series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Debt Securities of that series are listed on such exchange, and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Debt Securities of that series may be surrendered for exchange or redemption and where notices and demands to or upon the Company in respect of the Debt Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee (in the case of Registered Securities) and at the principal London office of the Trustee (in the case of Bearer Securities), and the Company hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands.

                    No payment of principal, premium or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that, if the
                                        --------  -------
          Debt Securities of a series are denominated and payable in Dollars, payment of principal of and any premium and interest on any Bearer Security (including any additional amounts payable on Securities of such series, if so provided pursuant to Section 3.01) shall be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City and State of New York, if (but only if) payment in Dollars of the full amount of such principal, premium, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

                    The Company may also from time to time designate different or additional offices or agencies to be maintained for such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designations; provided,
                                                           --------
          however, that no such designation or rescission shall in any
          -------
          manner relieve the Company of its obligations described in the preceding paragraph. The Company will give prompt written notice to the Trustee of any such additional designation or rescission of designation and any change in the location of any such different or additional office or agency.

                    Section 12.04.  Money for Debt Securities; Payments To
                                    --------------------------------------
          Be Held in Trust.
          ----------------

                    If the Company shall at any time act as its own Paying Agent with respect to any series of Debt Securities and Coupons, if any, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Debt Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

                    Whenever the Company shall have one or more Paying Agents with respect to any series of Debt Securities and Coupons, it will, by or on each due date of the principal (and premium, if any) or interest on any Debt Securities of such series, deposit with any such Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless any such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

                    The Company will cause each Paying Agent with respect to any series of Debt Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                    (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Debt Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                    (2) give the Trustee notice of any default by the Company (or any other obligor upon the Debt Securities of such series) in the making of any payment of principal (and premium, if any) or interest on the Debt Securities of such series; and

                    (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                    The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                    Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Debt Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company upon Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debt Security or Coupon shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent,
                 --------  -------
          before being required to make any such repayment, may at the expense of the Company cause to be transmitted in the manner and to the extent provided by Section 1.05, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Company.

                    Section 12.05.  Corporate Existence.
                                    -------------------

                    Subject to Article Ten, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company
                                     --------  -------
          shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

                    Section 12.06.  Purchase of Debt Securities by Company.
                                    --------------------------------------

                    If the Debt Securities of a series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland and such stock exchange shall so require, the Company will not purchase any Debt Securities of that series by private treaty at a price (exclusive of expenses and accrued interest) which exceeds 120% of the mean of the nominal quotations of the Debt Securities of that series as shown in The Stock Exchange Daily Official List for the last trading day preceding the date of purchase.

                    Section 12.07.  Waiver of Certain Covenants.
                                    ---------------------------

                    The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 12.05, 12.07 and 12.08 (and, if so specified pursuant to Section 3.01, any other covenant not set forth herein and specified pursuant to Section 3.01 to be applicable to the Securities of any series, except as otherwise provided pursuant to Section 3.01) with respect to the Debt Securities of any series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Debt Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent expressly so waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.


                                   ARTICLE THIRTEEN

                            REDEMPTION OF DEBT SECURITIES

                    Section 13.01. Applicability of Article.
                                   ------------------------

               Debt Securities of any series which are redeemable before their Maturity shall be redeemable in accordance with their terms and (except as otherwise specified pursuant to Section 3.01 for Debt Securities of any series) in accordance with this Article.

                    Section 13.02.  Election to Redeem; Notice to Trustee.
                                    -------------------------------------

                    The election of the Company to redeem (or, in the case of Discount Securities, to permit the Holders to elect to surrender for redemption) any Debt Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all of the Debt Securities of any series pursuant to Section 13.03, the Company shall, at least
          30 days before the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Debt Securities of such series to be redeemed. In the case of any redemption of Debt Securities prior to the expiration of any restriction on such redemption provided in the terms of such Debt Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restrictions.

                    Section 13.03.  Selection by Trustee of Debt Securities
                                    ---------------------------------------
          to Be Redeemed.
          --------------

                    Except in the case of a redemption in whole of the Bearer Securities or the Registered Securities of such series, if less than all the Debt Securities of any series are to be redeemed at the election of the Company, the particular Debt Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Debt Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Debt Securities of such series or any integral multiple thereof) of the principal amount of Debt Securities of such series in a denomination larger than the minimum authorized denomination for Debt Securities of such series pursuant to
          Section 3.02 in the Currency in which the Debt Securities of such series are denominated. The portions of the principal amount of Debt Securities so selected for partial redemption shall be equal to the minimum authorized denominations for Debt Securities of such series pursuant to Section 3.02 in the Currency in which the Debt Securities of such series are denominated or any integral multiple thereof, except as otherwise set forth in the applicable form of Debt Securities. In any case when more than one Registered Security of such series is registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Registered Security of such series.

                    The Trustee shall promptly notify the Company in writing of the Debt Securities selected for redemption and, in the case of any Debt Securities selected for partial redemption, the principal amount thereof to be redeemed.

                    For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debt Securities shall relate, in the case of any Debt Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Debt security which has been or is to be redeemed.

                    Section 13.04.  Notice of Redemption.
                                    --------------------

                    Notice of redemption shall be given by the Company, or at the Company's request, by the Trustee in the name and at the expense of the Company, not less than 30 days and not more than 60 days prior to the Redemption Date to the Holders of Debt Securities of any series to be redeemed in whole or in part pursuant to this Article Thirteen, in the manner provided in
          Section 1.05. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Failure to give such notice, or any defect in such notice to the Holder of any Debt Security of a series designated for redemption, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the Holder of any other Debt Security of such series.

                    All notices of redemption shall state:

                    (1)  the Redemption Date,

                    (2)  the Redemption Price,

                    (3) that Debt Securities of such series are being redeemed by the Company pursuant to provisions contained in this Indenture or the terms of the Debt Securities of such series or a supplemental indenture establishing such series, if such be the case, together with a brief statement of the facts permitting such redemption,

                    (4) if less than all Outstanding Debt Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Debt Securities to be redeemed,

                    (5) that on the Redemption Date the Redemption Price will become due and payable upon each such Debt Security to be redeemed, and that interest thereon, if any, shall cease to accrue on and after said date,

                    (6) that, unless otherwise specified in such notice, Coupon Securities of any series, if any, surrendered for redemption must be accompanied by all Coupons maturing subsequent to the date fixed for redemption, failing which the amount of any such missing Coupon or Coupons will be deducted from the Redemption Price,

                    (7) the Place or Places of Payment where such Debt Securities are to be surrendered for payment of the Redemption Price,

                    (8) if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on this Redemption Date pursuant to
               Section 3.05(b) or otherwise, the last date on which such exchanges may be made, and

                    (9) that the redemption is for a sinking fund, if such
               is the case.

                    Section 13.05.  Deposit of Redemption Price.
                                    ---------------------------

                    On or prior to the Redemption Date for any Debt Securities, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 12.04) an amount of money in the Currency or Currencies in which such Debt Securities are denominated (except as provided pursuant to Section 3.01) sufficient to pay the Redemption Price of such Debt Securities or any portions thereof which are to be redeemed on that date.

                    Section 13.06.  Debt Securities Payable on Redemption
                                    -------------------------------------
          Date.
          ----

                    Notice of redemption having been given as aforesaid, any Debt Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price in the Currency in which the Debt Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 or 3.10), and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Debt Securities shall cease to bear interest. Upon surrender of any such Debt Security for redemption in accordance with said notice, such Debt Security shall be paid by the Company at the Redemption Price; provided,
                                                                --------
          however, that installments of interest on Bearer Securities whose
          -------
          Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 12.03) and, unless otherwise specified as contemplated by Section 3.01, only upon presentation and surrender of Coupons for such interest; and provided, further, that, unless otherwise specified
                        --------  -------
          as contemplated by Section 3.01, installments of interest on Registered Securities which have a Stated Maturity on or prior to the Redemption Date for such Debt Securities shall be payable according to the terms of such Debt Securities and the provisions of Section 3.07.

                    If any Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Debt Security.

                    If any Coupon Security surrendered for redemption shall not be accompanied by all Coupons appertaining thereto maturing on or after the Redemption Date, the Redemption Price for such Coupon Security may be reduced by an amount equal to the face amount of all such missing Coupons. If thereafter the Holder of such Coupon shall surrender to any Paying Agent outside the United States any such missing Coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted. The surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee, if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless.

                    Section 13.07.  Debt Securities Redeemed in Part.
                                    --------------------------------

                    Any Debt Security which is to be redeemed only in part shall be surrendered at the Corporate Trust Office or such other office or agency of the Company as is specified pursuant to
          Section 3.01 (in the case of Registered Securities) and at an office of the Trustee or such other office or agency of the Company outside the United States as is specified pursuant to
          Section 3.01 (in the case of Bearer Securities) with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing, and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debt Security without service charge, a new Debt Security or Debt Securities of the same series, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debt Security so surrendered, and, in the case of a Coupon Security, with appropriate Coupons attached. In the case of a Debt Security providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Debt Security or Debt Securities as aforesaid, may make a notation on such Debt Security of the payment of the redeemed portion thereof.


                                   ARTICLE FOURTEEN

                                    SINKING FUNDS

                    Section 14.01.  Applicability of Article.
                                    ------------------------

                    The provisions of this Article shall be applicable to any sinking fund for the retirement of Debt Securities of a series except as otherwise specified pursuant to Section 3.01 for Debt Securities of such series.

                    The minimum amount of any sinking fund payment provided for by the terms of Debt Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Debt Securities of any series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Debt Securities of any series, the amount of any cash sinking fund payment may be subject to reduction as provided in
          Section 14.02. Each sinking fund payment shall be applied to the redemption of Debt Securities of any series as provided for by the terms of Debt Securities of such series.

                    Section 14.02.  Satisfaction of Mandatory Sinking Fund
                                    --------------------------------------
          Payments with Debt Securities.
          -----------------------------

                    In lieu of making all or any part of a mandatory sinking fund payment with respect to any Debt Securities of a series in cash, the Company may at its option, at any time no more than sixteen months and no less than 45 days prior to the date on which such sinking fund payment is due, deliver to the Trustee Debt Securities of such series (together with the unmatured Coupons, if any, appertaining thereto) theretofore purchased or otherwise acquired by the Company, except Debt Securities of such series which have been redeemed through the application of mandatory sinking fund payments pursuant to the terms of the Debt Securities of such series, accompanied by a Company Order instructing the Trustee to credit such obligations and stating that the Debt Securities of such series were originally issued by the Company by way of bona fide sale or other negotiation for value, provided that such Debt Securities
                                       --------
          shall not have been previously so credited. Such Debt Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Debt Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

                    Section 14.03.  Redemption of Debt Securities for
                                    ---------------------------------
          Sinking Fund.
          ------------

                    Not less than 60 days prior to each sinking fund payment date for any series of Debt Securities (unless a shorter period shall be satisfactory to the Trustee), the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the Currency or Currencies in which the Debt Securities of such series are denominated (except as provided pursuant to Section 3.01) and the portion thereof, if any, which is to be satisfied by delivering and crediting Debt Securities of such series pursuant to Section
          14.02 and whether the Company intends to exercise its rights to make a permitted optional sinking fund payment with respect to such series. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In the case of the failure of the Company to deliver such certificate, the sinking fund payment due on the next succeeding sinking fund payment date for such series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of the Debt Securities of such series subject to a mandatory sinking fund payment without the right to deliver or credit Debt Securities as provided in Section 14.02 and without the right to make any optional sinking fund payment with respect to such series at such time.

                    Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made with respect to the Debt Securities of any particular series shall be applied by the Trustee (or by the Company if the Company is acting as its own Paying Agent) on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date immediately following the date of such payment) to the redemption of Debt Securities of such series at the Redemption Price specified in such Debt Securities with respect to the sinking fund. Any sinking fund moneys not so applied or allocated by the Trustee (or by the Company if the Company is acting as its own Paying

          Agent) to the redemption of Debt Securities shall be added to the next sinking fund payment received by the Trustee (or if the Company is acting as its own Paying Agent, segregated and held in trust as provided in Section 12.04) for such series and, together with such payment (or such amount so segregated) shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys with respect to the Debt Securities of any particular series held by the Trustee (or if the Company is acting as its own Paying Agent, segregated and held in trust as provided in Section 12.04) on the last sinking fund payment date with respect to Debt Securities of such series and not held for the payment or redemption of particular Debt Securities of such series shall be applied by the Trustee (or by the Company if the Company is acting as its own Paying Agent), together with other moneys, if necessary, to be deposited (or segregated) sufficient for the purpose, to the payment of the principal of the Debt Securities of such series at Maturity.

                    The Trustee shall select or cause to be selected the Debt Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 13.03 and the Company shall cause notice of the redemption thereof to be given in the manner provided in Section 13.04. Such notice having been duly given, the redemption of such Debt Securities shall be made upon the terms and in the manner stated in Section 13.06.

                    On or before each sinking fund payment date, the Company shall pay to the Trustee (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 12.04) in cash a sum, in the Currency or Currencies in which Debt Securities of such series are denominated (except as provided pursuant to Sections 3.01 or 3.10), equal to the principal and any interest accrued to the Redemption Date for Debt Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section.

                    Neither the Trustee nor the Company shall redeem any Debt Securities of a series with sinking fund moneys or mail any notice of redemption of Debt Securities of such series by operation of the sinking fund for such series during the continuance of a default in payment of interest, if any, on any Debt Securities of such series or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to the Debt Securities of such series, except that if the notice of redemption shall have been provided in accordance with the provisions hereof, the Trustee (or the Company, if the Company is then acting as its own Paying Agent) shall redeem such Debt Securities if cash sufficient for that purpose shall be deposited with the Trustee (or segregated by the Company) for that purpose in accordance with the terms of this Article. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such default or Event of Default, be held as security for the payment of the Debt Securities and Coupons, if any, of such series; provided,
                                                          --------
          however, that in case such default or Event of Default shall have
          -------
          been cured or waived as provided herein, such moneys shall thereafter be applied on or prior to the next sinking fund payment date for the Debt Securities of such series on which such moneys may be applied pursuant to the provisions of this Section.

                                   ARTICLE FIFTEEN

                                      DEFEASANCE

                    Section 15.01.  Applicability of Article.
                                    ------------------------

                    If, pursuant to Section 3.01, provision is made for the defeasance of Debt Securities of a series, and if the Debt Securities of such series are Registered Securities and denominated and payable only in Dollars (except as provided pursuant to Section 3.01) then the provisions of this Article shall be applicable except as otherwise specified pursuant to
          Section 3.01 for Debt Securities of such series. Defeasance provisions, if any, for Debt Securities denominated in a Foreign Currency or Currencies or for Bearer Securities may be specified pursuant to Section 3.01.

                    Section 15.02.  Defeasance Upon Deposit of Moneys or
                                    ------------------------------------
          U.S. Government Obligations.
          ---------------------------

                    At the Company's option, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to Debt Securities of any series ("legal defeasance option") or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 10.01 with respect to Debt Securities of any series (and, if so specified pursuant to Section 3.01, any other obligation of the Company or restrictive covenant added for the benefit of such series pursuant to Section 3.01) ("covenant defeasance option") at any time after the applicable conditions set forth below have been satisfied:

                    (1) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Debt Securities of such series (i) money in an amount, or (ii) U.S. Government Obligations (as defined below) which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (i) and (ii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on, the Outstanding Debt Securities of such series on the dates such installments of interest or principal and premium are due;

                    (2) such deposit shall not cause the Trustee with respect to the Debt Securities of that series to have a conflicting interest as defined in Section 6.08 and for purposes of the Trust Indenture Act with respect to the Debt Securities of any series;

                    (3) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

                    (4) if the Debt Securities of such series are then listed on any national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel or a letter or other document from such exchange to the effect that the Company's exercise of its option under this Section would not cause such Debt Securities to be delisted;

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                    (5)  no Event of Default or event (including such
               deposit) which, with notice or lapse of time or both, would become an Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing on the date of such deposit and, with respect to the legal defeasance option only, no Event of Default under
               Section 5.01(7) or Section 5.01(8) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 5.01(7) or Section 5.01(8) shall have occurred and be continuing on the 91st day after such date; and

                    (6) the Company shall have delivered to the Trustee an Opinion of Counsel or a ruling from the Internal Revenue Service to the effect that the Holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance or Discharge.

          Notwithstanding the foregoing, if the Company exercises its covenant defeasance option and an Event of Default under Section 5.01(7) or Section 5.01(8) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 5.01(7) or Section 5.01(8) shall have occurred and be continuing on the 91st day after the date of such deposit, the obligations of the Company referred to under the definition of covenant defeasance option with respect to such Debt Securities shall be reinstated. Money and securities held in trust pursuant to a legal defeasance shall not be subject to Article Sixteen.

                    "Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Debt Securities of such series and to have satisfied all the obligations under this Indenture relating to the Debt Securities of such series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of Holders of Debt Securities of such series to receive, from the trust fund described in clause (1) above, payment of the principal of (and premium, if any) and interest on such Debt Securities when such payments are due, (B) the Company's obligations with respect to the Debt Securities of such series under Sections 3.04, 3.05, 3.06, 12.03 and 15.03 and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

                    "U.S. Government Obligations" means securities that are
          (i) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case under clauses (i) or
          (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not
          --------
          authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

                    Section 15.03.  Deposited Moneys and U.S. Government
                                    ------------------------------------
          Obligations to Be Held in Trust.
          -------------------------------

                    All moneys and U.S. Government Obligations deposited with the Trustee pursuant to Section 15.02 in respect of Debt Securities of a series shall be held in trust and applied by it, in

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          accordance with the provisions of such Debt Securities and this
          Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Debt Securities, of all sums due and to become due thereon for principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

                    Section 15.04.  Repayment to Company.
                                    --------------------

                         The Trustee and any Paying Agent shall promptly pay or return to the Company upon Company Request any moneys or U.S. Government Obligations held by them at any time that are not required for the payment of the principal of (and premium, if any) and interest on the Debt Securities of any series for which money or U.S. Government Obligations have been deposited pursuant to Section 15.02.

                    The provisions of the last paragraph of Section 12.04 shall apply to any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Maturity of any series of Debt Securities for which money or U.S. Government Obligations have been deposited pursuant to Section 15.02.


                                   ARTICLE SIXTEEN

                                    SUBORDINATION


                    Section 16.01.  Agreement to Subordinate.
                                    ------------------------

                    The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Debt Securities by his acceptance thereof, likewise covenants and agrees, that the payment of the principal of (and premium, if any) and interest on each and all of the Debt Securities is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

                    Section 16.02.  Distribution on Dissolution,
                                    ----------------------------
          Liquidation and Reorganization; Subrogation of Debt Securities.
          --------------------------------------------------------------

                    Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Indebtedness and the holders thereof with respect to the Debt Securities and the Holders thereof by a plan of reorganization under applicable bankruptcy law):

                    (a) the holders of all Senior Indebtedness shall be entitled to receive payment in full of the principal thereof (and premium, if any) and interest due thereon before the Holders of the Debt Securities are entitled to receive any payment upon the principal (and premium, if any) or interest on indebtedness evidenced by the Debt Securities; and

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
                    (b) any payment or distribution of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Debt Securities or the Trustee would be entitled except for the provisions of this Article Sixteen shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of (and premium, if any) and interest on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                    (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders of the Debt Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over, upon written notice to the Trustee, to the holder of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which instrument evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

                    Subject to the payment in full of all Senior
          Indebtedness, the Holders of the Debt Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to Senior Indebtedness until the principal of (and premium, if any) and interest on the Debt Securities shall be paid in full and no such payments or distributions to the Holders of the Debt Securities of cash, property, or securities otherwise distributable to the holders of Senior Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Debt Securities be deemed to be a payment by the Company to or on account of the Debt Securities. It is understood that the provisions of this Article Sixteen are and are intended solely for the purpose of defining the relative rights of the Holders of the Debt Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing contained in this Article Sixteen or elsewhere in this Indenture or in the Debt Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Debt Securities, the obligation of the Company, which is unconditional and absolute, to pay to the Holders of the Debt Securities the principal of (and premium, if any) and interest on the Debt Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of the Debt Securities and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or in the Debt Securities prevent the Trustee or the Holder of any Debt Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Sixteen of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Article Sixteen, the Trustee, subject to the provisions of Section 6.02, shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent to this Article Sixteen.

                    The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness. The Trustee shall not be liable to any such holder if it shall pay or distribute to or on behalf of Holders of Debt Securities or the Company moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article Sixteen.

               If the Trustee or any Holder of Debt Securities does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to 30 days before the expiration of the time to file such claim in such proceeding, then the holder of any Senior Indebtedness is hereby authorized, and has the right, to file an appropriate claim or claims for or on behalf of such Holder of Debt Securities.

                    Section 16.03.  No Payment on Debt Securities in Event
                                    --------------------------------------
          of Default on Senior Indebtedness.
          ---------------------------------

                    No payment by the Company on account of principal (or premium, if any), sinking funds or interest on the Debt
          Securities shall be made unless full payment of amounts then due for principal, premium, if any, sinking funds, and interest on Senior Indebtedness has been made or duly provided for.

                    Section 16.04.  Payments on Debt Securities Permitted.
                                    -------------------------------------

                    Nothing contained in this Indenture or in any of the Debt Securities shall (a) affect the obligation of the Company to make, or prevent the Company from making, at any time except as provided in Sections 16.02 and 16.03, payments of principal (and premium, if any) or interest of the Debt Securities or (b) prevent the application by the Trustee of any moneys deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest on the Debt Securities, unless the Trustee shall have received at its Corporate Trust Office written notice of any event prohibiting the making of such payment more than two Business Days prior to the date fixed for such payment.

                    Section 16.05.  Authorization of Holders to Trustee to
                                    --------------------------------------
          Effect Subordination.
          --------------------

                    Each Holder of Debt Securities by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordinate as provided in this Article Sixteen and appoints the Trustee his attorney-in-fact for any and all such purposes.

                    Section 16.06.  Notices to Trustee.
                                    ------------------

                    The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Debt Securities. Failure to give such notice shall not affect the subordination of the Debt Securities to Senior Indebtedness. Notwithstanding the provisions of this Article or any other provisions of this Indenture, neither the Trustee nor any Paying Agent (other than the Company) shall be charged with knowledge of the existence of any Senior Indebtedness or of any event which would prohibit the making of any payment of moneys to or by the Trustee or such Paying Agent, unless and until the Trustee of such Paying Agent shall have received (in the case of the Trustee, at its Corporate Trust Office) written notice thereof from the Company or from the holder of any Senior Indebtedness or from the trustee for any such holder,

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
          together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such trustee; provided, however, that if at least two Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of either the principal (and premium, if any) or interest on any Debt Security) the Trustee shall not have received with respect to such moneys the notice provided for in this Section 16.06, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary, which may be received by it within two Business Days prior to such date. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior
          Indebtedness (or a trustee on behalf of such holder) to establish that such a notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Sixteen, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Sixteen and, if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

                    Section 16.07.  Trustee as Holder of Senior
                                    ---------------------------
          Indebtedness.
          ------------

                    The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Sixteen in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

                    Nothing in this Article shall apply to claims, of, or payments to, the Trustee under or pursuant to Section 6.07.

                    Section 16.08.  Modification of Terms of Senior
                                    -------------------------------
          Indebtedness.
          ------------

                    Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Debt Securities or the Trustee.

                    No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article Sixteen or of the Debt Securities relating to the subordination thereof.

                    Section 16.09.  Reliance on Judicial Order or
                                    -----------------------------
          Certificate of Liquidation Agent.
          --------------------------------

                    Upon any payment or distribution of assets of the Company referred to in this Article Sixteen, the Trustee and the Holders of the Debt Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which each insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Debt Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable therein, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Sixteen.

                    The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Debt Securities by his acceptance thereof, likewise covenants and agrees, that the payment of the principal of (and premium, if any) and interest on each and all of the Debt Securities is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.


                                  ARTICLE SEVENTEEN

                                      CONVERSION

                    Section 17.01.  Applicability; Conversion Privilege.
                                    -----------------------------------

                    Except as otherwise specified pursuant to Section 3.01 for Debt Securities of any series, the provisions of this Article Sixteen shall be applicable to any Debt Securities that are convertible into Common Stock. If so provided pursuant to
          Section 3.01 with respect to the Debt Securities of any series, the Holder of a Debt Security of such series shall have the right, at such Holder's option, to convert, in accordance with the terms of such series of Debt Securities and this Article Sixteen, all or any part (in a denomination of, unless otherwise specified pursuant to Section 3.01 with respect to Securities of such series, $1,000 in principal amount or any integral multiple thereof) of such Debt Security into shares of Common Stock or, as to any Debt Securities called for redemption, at any time prior to the time and date fixed for such redemption (unless the Company shall default in the payment of the Redemption Price, in which case such right shall not terminate at such time and date).

                    Section 17.02.  Conversion Procedure; Conversion Price;
                                    ---------------------------------------
          Fractional Shares.
          -----------------

                    (a) Each Debt Security to which this Article is applicable shall be convertible at the office of the Conversion Agent, and at such other place or places, if any, specified in pursuant to Section 3.01 with respect to the Debt Securities of such series, into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock. The Debt Securities will be converted into shares of Common Stock at the Conversion Price therefor. No payment or adjustment shall be made in respect of dividends on the Common Stock or accrued interest on a converted Debt Security except as described in
          Section 16.09. The Company may, but shall not be required, in connection with any conversion of Debt Securities, to issue a fraction of a share of Common Stock and, if the Company shall determine not to issue any such fraction, the Company shall, subject to Section 16.03(4), make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Closing Price of the Common Stock on the last Trading Day prior to the date of conversion.

                    (b) Before any Holder of a Debt Security shall be entitled to convert the same into Common Stock, such Holder shall surrender such Debt Security duly endorsed to the Company or in blank, or, in the case of Bearer Securities, together with all unmatured Coupons and any matured Coupons in default attached thereto, at the office of the Conversion Agent or at such other place or places, if any, specified pursuant to Section 3.01 (in the case of Registered Securities) and at an office of the Conversion Agent or at such other place or places, if any, outside of the United States as is specified pursuant to
          Section 3.01 (in the case of Bearer Securities), and shall give written notice to the Company at said office or place that he elects to convert the same and shall state in writing therein the principal amount of Debt Securities to be converted and the name or names (with addresses) in which he wishes the certificate or certificates for Common Stock to be issued; provided, however, that no Debt Security or portion thereof shall be accepted for conversion unless the principal amount of such Debt Security or such portion, when added to the principal amount of all other Debt Securities or portions thereof then being surrendered by the Holder thereof for conversion, exceeds the then effective Conversion Price with respect thereto. If the Holder of a Bearer Security is unable to produce any such unmatured Coupon or Coupons or matured Coupon or Coupons in default, such conversion may be effected if the Bearer Securities to be surrendered for conversion are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing Coupon or Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to any Paying Agent any such missing Coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however that except as otherwise provided in Section 12.03, interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an office or agency located outside the United States. If more than one Debt Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Debt Securities (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to the next succeeding sentence, the Company will, as soon as practicable thereafter, issue and deliver at said office or place to such Holder of a Debt Security, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together, subject to the last sentence of paragraph (a) above, with cash in lieu of any fraction of a share to which he would otherwise be entitled. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the Security Register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or Security Register. A Debt Security shall be deemed to have been converted as of the close of business on the date of the surrender of such Debt Security for conversion as provided above, and the Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of the close of business on such date. In case any Debt Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Debt Securities so surrendered, without charge to such Holder (subject to the provisions of Section 16.08), a new Debt Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debt Security.

                    Section 17.03.  Adjustment of Conversion Price for
                                    ----------------------------------
          Common Stock.
          ------------

                    The Conversion Price with respect to any Debt Security which is convertible into Common Stock shall be adjusted from time to time as follows:

                    (1) In case the Company shall, at any time or from time to time while any of such Debt Securities are outstanding, (i) pay a dividend in shares of its Common Stock to holders of Common Stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, (iii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (iv) make a distribution in shares of Common Stock to holders of Common Stock, then the Conversion Price in effect immediately before such action shall be adjusted so that the Holders of such Debt Securities, upon conversion thereof into Common Stock immediately following such event, shall be entitled to receive the kind and amount of shares of capital stock of the Company which they would have owned or been entitled to receive upon or by reason of such event if such Debt Securities had been converted immediately before the record dated (or, if no record date, the effective date) for such event. An adjustment made pursuant to this Section 16.03(1) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective retroactively immediately after the effective date in the case of a subdivision or combination. For the purposes of this Section 16.03(1), each Holder of Debt Securities shall be deemed to have failed to exercise any right to elect the kind or amount of securities receivable upon the payment of any such dividend, subdivision, combination or distribution (provided that if the kind or amount of securities receivable upon such dividend, subdivision, combination or distribution is not the same for each nonelecting share, then the kind and amount of securities or other property receivable upon such dividend, subdivision, combination or distribution for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares).

                    (2) In case the Company shall, at any time or from time to time while any of such Debt Securities are outstanding, issue rights or warrants to all holders of shares of its Common Stock entitling them (for a period expiring within 45 days after the record date for such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share less than the Current Market Price of the Common Stock at such record date (treating the price per share of the securities convertible into Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible security), the Conversion Price with respect to such Debt Securities shall be adjusted so that it shall equal the price determined by dividing the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible), and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of securities which the aggregate offering price of the total number of shares of securities so offered for subscription or purchase (or the aggregate purchase price of the convertible securities so offered plus the aggregate amount of any additional consideration initially payable upon conversion of such securities into Common Stock) would purchase at such Current

               Market Price of the Common Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

                    (3) In the case the Company shall, at any time or from time to time while any of such Debt Securities are outstanding, distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the Common Stock is not changed or exchanged) cash, evidences of its indebtedness, securities or assets (excluding (i) regular periodic cash dividends in amounts, if any, determined from time to time by the Board of Directors, (ii) dividends payable in shares of Common Stock for which adjustment is made under Section 16.03(1) or (iii) rights or warrants to subscribe for or purchase securities of the Company (excluding those referred to in Section 16.03(2))), then in each such case the Conversion Price with respect to such Debt Securities determined by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the Current Market Price of the Common Stock on the record date referred to below, and the denominator of which shall be such Current Market Price of the Common Stock less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the cash or assets or evidences of indebtedness or securities so distributed or of such subscription rights or warrants applicable to one share of Common Stock (provided that such denominator shall never be less than 1.0); provided however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Company if a Holder of Debt Securities would otherwise be entitled to receive such rights upon conversion at any time of such Debt Securities into Common Stock unless such rights are subsequently redeemed by the Company, in which case such redemption shall be treated for purposes of this section as a dividend on the Common Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such record date had not been fixed.

                    (4) The Company shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by subsections 16.03(1), 16.03(2), and 16.03(03), as shall be necessary in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of shares of Common Stock or any issuance of rights or warrants referred to above shall not be taxable to the holders of Common Stock for United States Federal income tax purposes.

                    (5) In any case in which this Section 16.03 shall require that any adjustment be made effective as of or retroactively immediately following a record date, the Company may elect to defer (but only for five (5) Trading Days following the filing of the statement referred to in
               Section 16.05) issuing to the Holder of any Debt Securities converted after such record date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion on the basis of the Conversion Price prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                    (6) All calculations under this Section 16.03 shall be made to the nearest cent or one-hundredth of a share of security, with one-half cent and 0.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 16.03, the Company shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of such price. Any lessor adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such price. Any adjustments under this Section 16.03 shall be made successively whenever an event requiring such an adjustment occurs.

                    (7) In the event that at any time, as a result of an adjustment made pursuant to this Section 16.03, the Holder of any Debt Security thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Company other than shares of Common Stock into which the Debt Securities originally were convertible, the Conversion Price of such other shares so receivable upon conversion of any such Debt Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (1) through (6) of this
               Section 16.03, and the provisions of Sections 16.01, 16.02 and 16.04 through 16.09 with respect to the Common Stock shall apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment shall be conclusive.

                    (8)  No adjustment shall be made pursuant to this
               Section: (i) if the effect thereof would be to reduce the Conversion Price below the par value (if any) of the Common Stock or (ii) subject to 16.03(5) hereof, with respect to any Debt Security that is converted prior to the time such adjustment otherwise would be made.

                    Section 17.04  Consolidation or Merger of the Company.
                                   --------------------------------------

                    In case of either (a) any consolidation or merger to which the Company is a party, other than a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in a reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, as a result of a subdivision or combination) in, outstanding shares of Common Stock or (b) any sale or conveyance of all or substantially all of the property and assets of the Company to another Person, then each Debt Security then outstanding shall be convertible from and after such merger, consolidation, sale or conveyance of property and assets into the kind and amount of shares of stock or other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such Debt Securities would have been converted immediately prior to such consolidation, merger, sale or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Sixteen (and assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property (including cash) receivable upon such consolidation, merger, sale or conveyance (provided that, if the kind or amount of securities, cash or other property (including cash) receivable upon such consolidation, merger, sale or conveyance is not the same for each nonelecting share, then the kind and amount of securities, cash or other property (including cash) receivable upon such consolidation, merger, sale or conveyance for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares or securities)). The Company shall not enter into any of the transactions referred to in clause (a) or (b) of the preceding sentence unless effective provision shall be made so as to give effect to the provisions set forth in this
          Section 16.04. The provisions of this Section 16.04 shall apply similarly to successive consolidations, mergers, sales or conveyances.

                    Section 17.05.  Notice of Adjustment.
                                    --------------------

                    Whenever an adjustment in the Conversion Price with respect to a series of Debt Securities is required:

                    (1) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such Securities a certificate of the Treasurer of the Company, stating the adjusted Conversion Price determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment, such certificate to be conclusive evidence that the adjustment is correct; and

                    (2) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given by the Company, or at the Company's request, by the Trustee in the name and at the expense of the Company, in the manner provided in Section
               1.05. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

                    Section 17.06.  Notice in Certain Events.
                                    ------------------------

                    In case:
                    -------

                    (1) of a consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of all or substantially all of the property and assets of the Company; or

                    (2) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                    (3) of any action triggering an adjustment of the Conversion Price pursuant to this Article Sixteen;

          then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent for the applicable Debt Securities, and shall cause to be given, to the Holders of record of applicable Debt Securities in the manner provided in Section 1.05, at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Price pursuant to this Article Sixteen, or, if a record is not to be taken, the date as of which the holders of record or Common Stock entitled to such distribution, rights or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Price pursuant to this Article Sixteen is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

                    Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (1), (2), or (3) of this Section.

                    Section 17.07.  Company to Reserve Stock; Registration;
                                    ---------------------------------------
          Listing.
          -------

                    (a) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Debt Securities, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all applicable outstanding Debt Securities into such Common Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all such Debt Securities would be held by a single holder); provided, however, that nothing contained
                            --------  -------
          herein shall preclude the Company from satisfying its obligations in respect of the conversion of the Debt Securities by delivery of purchased shares of Common Stock which are held in the treasury of the Company. The Company shall from time to time, in accordance with the laws of the State of Delaware, use its best efforts to cause the authorized amount of the Common Stock to be increased if the aggregate of the authorized amount of the Common Stock remaining unissued and the issued shares of such Common Stock in its treasury (other than any such shares reserved for issuance in any other connection) shall not be sufficient to permit the conversion of all Debt Securities.

                    (b) If any shares of Common Stock which would be issuable upon conversion of Debt Securities hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares or securities to be duly registered or approved, as the case may be. The Company will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Debt Securities prior to such delivery upon the principal national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

                    Section 17.08.  Taxes on Conversion.
                                    -------------------

                    The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Debt Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Debt Securities which are not so converted in a name other than that in which the Debt Securities so converted were registered (in case of Registered Securities), and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

                    Section 17.09  Conversion After Record Date.
                                   ----------------------------

                    If any Debt Securities are surrendered for conversion subsequent to the record date preceding an Interest Payment Date but on or prior to such Interest Payment Date (except Debt Securities called for redemption on a Redemption Date between such record date and Interest Payment Date), the Holder of such Debt Securities at the close of business on such record date shall be entitled to receive the interest payable on such Debt Securities on such Interest Payment Date notwithstanding the conversion thereof. Debt Securities surrendered for conversion during the period from the close of business on any record date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Debt Securities which have been called for redemption on a Redemption Date within such period) be accompanied by payment in New York Clearing House funds or other funds and in the Currency acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the Debt Securities being surrendered for conversion. Except as provided in this Section 16.09, no adjustments in respect of payments of interest on Debt Securities surrendered for conversion or any dividends or distributions of interest on the Common Stock issued upon conversion shall be made upon the conversion of any Debt Securities.

                    Section 17.10.  Company Determination Final.
                                    ---------------------------

                    Any determination that the Company or the Board of Directors must make pursuant to this Article is conclusive.

                    Section 17.11  Trustee's Disclaimer.
                                   --------------------

                    The Trustee has no duty to determine when an adjustment under this Article should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Debt Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article. Each Conversion Agent other than the Company shall have the same protection under this Section as the Trustee.

                    IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        BRUNO'S INC.



                                        By:________________________
                                        Title:_____________________



          Attest:

          ________________________
          Title:


          Seal

                                        -----------------------------

                                        -----------------------------
                                               as Trustee



                                        By:________________________
                                        Title:


          Attest:

          ________________________
          Title:

          Seal

          STATE OF            )
                              :  ss.:
          COUNTY OF           )


                  On the    day of        , 19__, before me personally came
                     , to me known, who, being by me duly sworn, did depose and say that he resides at ________________________________; that he is _____________________________ of Bruno's, Inc., one of the
          corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                             ________________________
                                                    Notary Public



          SEAL

          STATE OF            )
                              :  ss.:
          COUNTY OF           )


                  On the    day of        , 19__, before me personally came
                                , to me known, who, being by me duly sworn,
          ----------------------
          did depose and say that he resides at
                                                ----------------------------
                                                    ; that he is
          ------------------------------------------             -----------
              of                                          , one of the
          ---    -----------------------------------------
          corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                             ________________________
                                                    Notary Public



          SEAL

                                                                  EXHIBIT A


                               [FORMS OF CERTIFICATION]

                         [FORM OF CERTIFICATE TO BE GIVEN BY
                     PERSON ENTITLED TO RECEIVE BEARER SECURITY
                        OR INTEREST PRIOR TO AN EXCHANGE DATE]

                                     CERTIFICATE
                               ________________________

                       [Insert title or sufficient description
                            of Securities to be delivered]

                    This is to certify that as of the date hereof and
          except as set forth below            principal amount of the
          above captioned Debt Securities held by you for our account (i) is owned by person(s) that are not United States person(s) (as defined below), (ii) is owned by United States person(s) that are
          (a) foreign branches of United States financial institutions (as defined in Section 1.165-12(c)(1)(v) of the United States Treasury regulations) ("financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Debt Securities through foreign branches of United States financial institutions and who hold the Debt Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Company or the Company's agent that it will comply with the requirements of
          Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for the purpose of resale during the restricted period (as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury regulations), and in addition if the owner of the Debt Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Debt Securities for the purpose of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

                    We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the beneficial interest in the temporary global Security held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

                    This certificate excepts and does not relate to ________ principal amount of Debt Securities held by you for our account as to which we are not able to provide a certificate in this form. We understand that exchange of such portion of the temporary global Note for definitive Bearer Securities or interests in a permanent global Note cannot be made until we are able to provide a certificate in this form.

                    We understand that this certificate is required in connection with certain tax laws and regulations of the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

                    "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States and any estate or trust the income of which is subject to United States federal income taxation regardless of its source. "United States" means the United States of America (including the States and the District of Columbia) and its "possessions" which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

          Dated:________________________, 19__

          [To be dated no earlier than the
          10th day before the Exchange Date]

                                             By:________________________
                                                  As, or as agent for, the
                                                  beneficial owner(s) of
                                                  the portion of the
                                                  temporary global Note
                                                  to which this
                                                  certificate relates.

                                                                  EXHIBIT B


                  [FORM OF CERTIFICATE TO BE GIVEN BY EURO-CLEAR AND
                    CEDEL, S.A. IN CONNECTION WITH THE EXCHANGE OF
                        A PORTION OF A TEMPORARY GLOBAL NOTE]

                                     CERTIFICATE
                               ________________________

                       [Insert title or sufficient description
                            of Securities to be delivered]

                    The undersigned certifies that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in the Indenture as of the date hereof, _________ principal amount of the above-captioned Debt Securities (i) is owned by person(s) that are not United States person(s) (as defined below), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (as defined in Section 1.165-12(c)(1)(v) of the United States Treasury regulations) ("financial institutions") purchasing for their own account or for resale, or
          (b) United States person(s) who acquired the Debt Securities through foreign branches of United States financial institutions and who hold the Debt Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Company or the Company's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for the purpose of resale during the restricted period (as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury regulations), and in addition United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Debt Securities for the purpose of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

                    We further certify (i) that we are not making available for exchange or collection of any interest any portion of the temporary Global Note excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange or collection of any interest are no longer true and cannot be relied upon as of the date hereof.

                    We understand that this certificate is required in connection with certain tax laws and regulations of the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

                    "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States and any estate or trust the income of which is subject to United States federal income taxation regardless of its source. "United States" means the United States of America (including the States and the District of

          Columbia) and its "possessions" which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

          Dated:________________________, 19__

          [To be dated no earlier than the
          Exchange Date]

                                             By:________________________
                                                [MORGAN GUARANTY TRUST
                                                  COMPANY OF NEW YORK,
                                                  BRUSSELS OFFICE, as
                                                  Operator of the Euro-Clear
                                                  System] [CEDEL, S.A.]
















                                          2